Residential Asset Securitization Trust 2006-A4IP




                               Final Term Sheet



                          [IndyMac Bank, F.S.B. LOGO]



                          $624,486,388 (Approximate)




                               IndyMac MBS, Inc.
                                   Depositor


                             IndyMac Bank, F.S.B.
                              Seller and Servicer

           This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

           The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

           THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

           This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

           The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

                 FREE WRITING PROSPECTUS DATED MARCH 30, 2006
               Residential Asset Securitization Trust 2006-A4IP

            Distributions payable monthly, beginning April 25, 2006

                          -------------------------

           The following classes of certificates are being offered pursuant to this free writing prospectus:

--------------------------------------------------------------------------------------------------------------------------------
                          Initial Class                                                   Initial Class
                      Certificate Balance /                                           Certificate Balance /
                             Initial              Pass-Through                              Initial                Pass-Through
      Class             Notional Amount (1)         Rate (2)           Class            Notional Amount (1)          Rate (2)
--------------------------------------------------------------------------------------------------------------------------------
  Class 1-A-1           $    396,859,000              Variable       Class 2-A-9        $       44,170,000           6.00%
--------------------------------------------------------------------------------------------------------------------------------
  Class 2-A-1           $     30,000,000              Floating       Class 2-A-10       $       20,187,000           6.00%
--------------------------------------------------------------------------------------------------------------------------------
  Class 2-A-2           $  30,000,000(3)              Floating       Class 2-A-11       $          370,000           6.00%
--------------------------------------------------------------------------------------------------------------------------------
  Class 2-A-3           $     30,000,000               6.00%         Class 2-PO         $        2,344,288            N/A
--------------------------------------------------------------------------------------------------------------------------------
  Class 2-A-4           $      5,065,000               6.00%         Class 2-A-X        $    15,031,298(3)           6.00%
--------------------------------------------------------------------------------------------------------------------------------
  Class 2-A-5           $     32,798,000               6.00%         Class A-R          $              100         Variable
--------------------------------------------------------------------------------------------------------------------------------
  Class 2-A-6           $        448,000               6.00%         Class B-1          $       22,964,000         Variable
--------------------------------------------------------------------------------------------------------------------------------
  Class 2-A-7           $     20,000,000              Floating       Class B-2          $        9,568,000         Variable
--------------------------------------------------------------------------------------------------------------------------------
  Class 2-A-8           $      3,334,000              Floating       Class B-3          $        6,379,000         Variable
--------------------------------------------------------------------------------------------------------------------------------


(1) This amount is subject to a permitted variance in the aggregate of plus or minus 5%.

(2) The classes of certificates offered by this free writing prospectus are listed, together with their pass-through rates and initial ratings, in the tables under "Summary -- Description of the Certificates" beginning on page S-6 of this free writing prospectus. The table also shows the index used to calculate the pass-through rates for the Class 2-A-1, Class 2-A-2, Class 2-A-7 and Class 2-A-8 Certificates.

(3) The Class 2-A-2 and Class 2-A-X Certificates are interest only, notional amount certificates. The initial notional amounts for the Class 2-A-2 and Class 2-A-X Certificates are set forth in the table above but are not included in the aggregate class certificate balance of the certificates offered.

(4) The Class 2-PO Certificates are principal only certificates and will not bear interest.

                                    Summary

Issuing Entity

Residential Asset Securitization Trust 2006-A4IP, a common law trust formed under the laws of the State of New York.

Depositor

IndyMac MBS, Inc., a Delaware corporation, and a limited purpose finance subsidiary of IndyMac Bank, F.S.B. Its address is 155 North Lake Avenue, Pasadena, California 91101, and its telephone number is (800) 669 2300.

Sponsor, Seller and Servicer

IndyMac Bank, F.S.B.

Trustee

Deutsche Bank National Trust Company.

Pooling and Servicing Agreement

The pooling and servicing agreement dated as of the cut-off date among the seller, the servicer, the depositor and the trustee, under which the issuing entity will be formed.

Cut-off Date

March 1, 2006

Closing Date

On or about March 30, 2006.

Interest Shortfall Payments

To the extent needed to make required interest distributions on the offered certificates on or prior to the distribution date in April 2006, IndyMac Bank, F.S.B. will deposit an amount to offset shortfalls in interest collections arising from the inclusion of newly originated loans that do not have a payment due date in the due period related to the first distribution date.

The Mortgage Loans

The mortgage pool will consist of two loan groups. Each loan group will consist primarily of 20- and 30-year conventional, fixed rate mortgage loans secured by first liens on one-to-four family residential properties.

The depositor believes that the information set forth in this free writing prospectus regarding the mortgage loans as of the cut-off date is representative of the characteristics of the mortgage loans that will be delivered on the closing date. However, certain mortgage loans may prepay or may be determined not to meet the eligibility requirements for inclusion in the final mortgage pool. A limited number of mortgage loans may be added to or substituted for the mortgage loans that are described in this free writing prospectus. Any addition or substitution will not result in a material difference in the final mortgage pool although the cut-off date information regarding the actual mortgage loans may vary somewhat from the information regarding the mortgage loans presented in this free writing prospectus.

As of the cut-off date, the depositor expects that the group 1 mortgage loans will have the following characteristics:

Aggregate Current Principal Balance         $432,308,953
Weighted Average Mortgage Rate              7.063%
Range of Mortgage Rates                     5.375% to 9.750%
Average Current Principal Balance           $197,221
Range of Outstanding Principal
   Balances                                 $30,842 to $780,000
Weighted Average Original
   Loan-to-Value Ratio                      76.60%
Weighted Average Original Term to
   Maturity                                 360 months
Weighted Average Credit Bureau
   Risk Score                               695
Weighted Average Remaining Term to
   Stated Maturity                          357 months
Geographic Concentrations in excess
   of 10%:
   California                                 21.73%
   Florida                                    13.16%

As of the cut-off date, the depositor expects that the group 2 mortgage loans will have the following characteristics:

Aggregate Current Principal Balance         $205,573,263
Weighted Average Mortgage Rate              6.677%
Range of Mortgage Rates                     5.125% to 9.125%
Average Current Principal Balance           $610,010
Range of Outstanding Principal
   Balances                                 $417,600 to
                                             $2,400,000
Weighted Average Original
   Loan-to-Value Ratio                      71.35%
Weighted Average Original Term
   to Maturity                              360 months
Weighted Average Credit Bureau
   Risk Score                               717
Weighted Average Remaining Term to
   Stated Maturity                          358 months
Geographic Concentrations in excess
   of 10%:
   California                                 41.66%
   New York                                   13.11%

As of the cut-off date, the depositor expects that the mortgage loans in the aggregate will have the following characteristics:

Aggregate Current Principal Balance         $637,882,216
Weighted Average Mortgage Rate              6.938%
Range of Mortgage Rates                     5.125% to 9.750%
Average Current Principal Balance           $252,227
Range of Outstanding Principal
   Balances                                 $30,842 to
                                             $2,400,000
Weighted Average Original
   Loan-to-Value Ratio                      74.91%
Weighted Average Original Term
   to Maturity                              360 months
Weighted Average Credit Bureau
   Risk Score                               702
Weighted Average Remaining Term to
   Stated Maturity                          357 months
Geographic Concentrations in excess
   of 10%:
   California                                 28.15%
   Florida                                    11.31%

Description of the Certificates

The issuing entity will issue twenty-two classes of certificates, eighteen of which are offered by this free writing prospectus and the accompanying prospectus:


                                  Initial
                           Certificate Principal                                                                   Initial Rating
                             Balance / Initial                                             Final Scheduled         (Moody's/S&P)
         Class              Notional Amount (1)               Type                      Distribution Date (2)           (3)
-------------------------- ---------------------- -------------------------------- ----------------------------- -----------------

Offered Certificates
1-A-1...................       $396,859,000              Senior/Variable Rate                May 25, 2036            Aaa / AAA

2-A-1...................        $30,000,000       Senior/Floating Pass-Through Rate          May 25, 2036            Aaa / AAA

2-A-2...................        $30,000,000      Senior/Inverse Floating Pass-Through        May 25, 2036            Aaa / AAA
                                                  Rate/Notional Amount/Interest-Only

2-A-3...................        $30,000,000         Senior/Fixed Pass-Through Rate           May 25, 2036            Aaa / AAA

2-A-4...................        $5,065,000          Senior/Fixed Pass-Through Rate           May 25, 2036            Aaa / AAA

2-A-5...................        $32,798,000         Senior/Targeted Balance/Fixed            May 25, 2036            Aaa / AAA
                                                          Pass-Through Rate
2-A-6...................         $448,000           Senior/Targeted Balance/Fixed            May 25, 2036            Aaa / AAA
                                                          Pass-Through Rate
2-A-7...................        $20,000,000       Senior/Floating Pass-Through Rate          May 25, 2036            Aaa / AAA

2-A-8...................        $3,334,000       Senior/Inverse Floating Pass-Through        May 25, 2036            Aaa / AAA
                                                                 Rate

2-A-9...................        $44,170,000         Senior/Fixed Pass-Through Rate           May 25, 2036            Aaa / AAA

2-A-10..................        $20,187,000         Senior/NAS/Super Senior/Fixed            May 25, 2036            Aaa / AAA
                                                          Pass-Through Rate
2-A-11..................         $370,000       Senior/NAS/Support/Fixed Pass-Through        May 25, 2036            N/R / AAA
                                                                 Rate
2-A-X...................        $15,031,298     Senior/Notional Amount/Interest              May 25, 2036            Aaa / AAA
                                                     Only/Fixed Pass-Through Rate

2-PO....................                                Senior/Principal Only                May 25, 2036            Aaa / AAA
                                $2,344,288
A-R.....................                                Senior/REMIC Residual                May 25, 2036            Aaa / AAA
                                   $100
B-1.....................                                 Subordinate/Variable                May 25, 2036             N/R / AA
                                $22,964,000
B-2.....................                                 Subordinate/Variable                May 25, 2036             N/R / A
                                $9,568,000
B-3.....................                                 Subordinate/Variable                May 25, 2036            N/R / BBB
                                $6,379,000
Non-Offered                                                                                  May 25, 2036
Certificates (4)
B-4.....................        $5,422,000               Subordinate/Variable                May 25, 2036

B-5.....................        $4,784,000               Subordinate/Variable                May 25, 2036

B-6.....................        $3,189,827               Subordinate/Variable                May 25, 2036

P.......................           $100                 Prepayment Charges(5)                    N/A


--------------
(1) This amount is subject to a permitted variance in the aggregate of plus or minus 5% depending on the amount of mortgage loans actually delivered on the closing date.

(2) The final scheduled distribution date is the distribution date in the month after the month of the latest stated maturity date of any Mortgage Loan.

(3) The offered certificates will not be offered unless they are assigned the indicated ratings by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P") and Moody's Investors Service, Inc. ("Moody's"). A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies. See "Ratings" in this free writing prospectus.

(4) The Class B-4, Class B-5, Class B-6 and Class P Certificates are not offered by this free writing prospectus. Any information contained in this free writing prospectus with respect to the Class B-4, Class B-5, Class B-6 and Class P Certificates is provided only to permit a better understanding of the offered certificates.

(5) The Class P Certificates will be entitled to receive prepayment charges related to the group 2 mortgage loans.

The certificates will also have the following characteristics:


                                 Related Loan                                                                     Interest
            Class                    Group           Pass-Through Rate          Interest Accrual Period       Accrual Convention
-----------------------------   --------------    ----------------------     ----------------------------   ----------------------
Offered Certificates

1-A-1........................          1                    (1)                    calendar month (2)             30/360 (3)
2-A-1........................          2              LIBOR + 0.70%(4)                    (5)                     30/360 (3)
2-A-2........................          2              5.30% - LIBOR(4)                    (5)                     30/360 (3)
2-A-3........................          2                   6.00%                   calendar month (2)             30/360 (3)
2-A-4........................          2                   6.00%                   calendar month (2)             30/360 (3)
2-A-5........................          2                   6.00%                   calendar month (2)             30/360 (3)
2-A-6........................          2                   6.00%                   calendar month (2)             30/360 (3)
2-A-7........................          2              LIBOR + 0.90%(4)                    (5)                     30/360 (3)
2-A-8........................          2              36.59388122% -                                              30/360 (3)
                                                   (5.99880024 x LIBOR)(4)                (5)
2-A-9........................          2                   6.00%                   calendar month (2)             30/360 (3)
2-A-10.......................          2                   6.00%                   calendar month (2)             30/360 (3)
2-A-11.......................          2                   6.00%                   calendar month (2)             30/360 (3)
2-A-X........................          2                   6.00%                   calendar month (2)             30/360 (3)
2-PO.........................          2                    (6)                           N/A                         N/A
A-R..........................          1                    (1)                    calendar month (2)             30/360 (3)
B-1..........................       1 and 2              6.5322%(7)                calendar month (2)             30/360 (3)
B-2..........................       1 and 2              6.5322%(7)                calendar month (2)             30/360 (3)
B-3..........................       1 and 2              6.5322%(7)                calendar month (2)             30/360 (3)
Non-Offered Certificates
B-4..........................       1 and 2              6.5322%(7)                calendar month (2)             30/360 (3)
B-5..........................       1 and 2              6.5322%(7)                calendar month (2)             30/360 (3)
B-6..........................       1 and 2              6.5322%(7)                calendar month (2)             30/360 (3)
P............................          2                    N/A                           N/A                         N/A



(1) The pass-through rate for Class 1-A-1 and Class A-R Certificates for the interest accrual period related to any distribution date will be a per annum rate equal to the weighted average adjusted net mortgage rate of the mortgage loans in loan group 1. The pass-through rate for the Class 1-A-1 and Class A-R Certificates for the first interest accrual period will be approximately 6.7853%.

(2) The interest accrual period for any distribution date will be the calendar month preceding that distribution date.

(3) Interest accrues at the rate specified in this table based on a 360-day year that consists of twelve 30-day months.

(4) The pass-through rates on the LIBOR Certificates may adjust monthly based on the level of one-month LIBOR, subject to an interest rate cap, as described in this free writing prospectus under "Description of the Certificates - Interest." LIBOR for the related interest accrual period is calculated as described in this free writing prospectus under "Description of the Certificates - Determination of LIBOR."

(5) The interest accrual period for any distribution date will be the one-month period from and including the preceding distribution date (or from and including the closing date, in the case of the first distribution date) to and including the day prior to the current distribution date.

(6) The Class 2-PO Certificates are not entitled to any distributions of interest. See "Description of the Certificates" in this free writing prospectus.

(7) The pass-through rate for a class of subordinated certificates for the interest accrual period related to any distribution date will be a per annum rate equal to the sum of (1) the weighted average net mortgage of the group 1 mortgage loans multiplied by the excess of the aggregate stated principal balance of the group 1 mortgage loans as of the due date in the month preceding the month of that distribution date (after giving effect to prepayments received in the prepayment period related to that prior due date) over the class certificate balance of the Class 1-A-1 Certificates immediately prior to that distribution date and (2) the required coupon multiplied by the excess of the aggregate stated principal balance of the group 2 mortgage loans for that distribution date, over the aggregate class certificate balance of the group 2 senior certificates immediately prior to that distribution date. The pass-through rate for each class of subordinated certificates for the first interest accrual period will be approximately 6.5322% per annum.

Designations

We sometimes use the following designations to refer to the specified classes of certificates in order to aid your understanding of the offered certificates:

   Senior Certificates                  Class 1-A-1, Class 2-A-1, Class
                                       2-A-2, Class 2-A-3, Class 2-A-4,
                                        Class 2-A-5, Class 2-A-6, Class
                                       2-A-7, Class 2-A-8, Class 2-A-9,
                                       Class 2-A-10, Class 2-A-11, Class
                                        2-A-X, Class 2-PO and Class A-R
                                                 Certificates

   Subordinated Certificates           Class B-1, Class B-2, Class B-3,
                                      Class B-4, Class B-5 and Class B-6
                                                 Certificates

   LIBOR Certificates                   Class 2-A-1, Class 2-A-2, Class
                                      2-A-7 and Class 2-A-8 Certificates

   Notional Amount Certificates           Class 2-A-2 and Class 2-A-X
                                                 Certificates

   Group 1 Senior Certificates             Class 1-A-1 Certificates

   Group 2 Senior Certificates          Class 2-A-1, Class 2-A-2, Class
                                       2-A-3, Class 2-A-4, Class 2-A-5,
                                        Class 2-A-6, Class 2-A-7, Class
                                       2-A-8, Class 2-A-9, Class 2-A-10,
                                       Class 2-A-11, Class 2-A-X, Class
                                        2-PO and Class A-R Certificates

   Offered Certificates                 Senior Certificates, Class B-1,
                                            Class B-2 and Class B-3
                                                 Certificates

Record Date

The record date (x) for the LIBOR Certificates, so long as such certificates are Book-Entry Certificates, is the business day immediately prior to such Distribution Date and (y) for any other class of certificates and any Definitive Certificates, is the last business day of the month immediately preceding the month of such Distribution Date.

Denominations

Offered Certificates other than the Class 2-A-4, Class 2-A-6 and Class A-R
Certificates:

$25,000 and multiples of $1,000.

Class 2-A-4 and Class 2-A-6 Certificates:

$1,000 and multiples of $1,000.

Class A-R Certificates:

$100.

Registration of Certificates

Offered Certificates other than the Class A-R Certificates:

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) will hold their beneficial interests through The Depository Trust Company.

Class A-R Certificates:

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer described in this free writing prospectus and as more fully provided for in the pooling and servicing agreement.

Distribution Dates

Beginning on April 25, 2006, and thereafter on the 25th day of each calendar month, or if the 25th is not a business day, the next business day.

Interest Distributions

The related interest accrual period, interest accrual convention and pass-through rate for each class of interest-bearing certificates is shown in the table on page S-7.

On each distribution date, to the extent funds are available for the related loan group, each interest-bearing class of certificates will be entitled to receive:

o interest accrued at the applicable pass-through rate during the related interest accrual period on the class certificate balance or notional amount, as applicable, immediately prior to that distribution date; plus

o     any interest remaining unpaid from prior distribution dates; minus

o any net interest shortfalls allocated to that class for that distribution date.

The Class 2-PO Certificates do not bear interest.

Allocation of Net Interest Shortfalls

For any distribution date, the interest entitlement for each interest-bearing class of the related senior certificates will be reduced by the amount of net interest shortfalls experienced by the mortgage loans in the related loan group or loan groups resulting from:

o     prepayments on the mortgage loans; and

o reductions in the mortgage rate on the related mortgage loans due to Servicemembers Relief Act reductions or debt service reductions.

Net interest shortfalls for a loan group on any distribution date will be allocated pro rata among all related interest-bearing classes of certificates, based on their respective interest entitlements, in each case before taking into account any reduction in the interest entitlements due to shortfalls.

If on any distribution date, available funds for a loan group are not sufficient to make a full distribution of the interest entitlement on the related classes of certificates in the order described below under "-- Priority of Distributions Among Certificates," interest will be distributed on each class of related certificates, pro rata, based on their respective entitlements. Any unpaid interest amount will be carried forward and added to the amount holders of each affected class of certificates will be entitled to receive on the next distribution date.

Yield Maintenance Agreement

The issuing entity will have the benefit of an interest rate corridor contract for the Class 2-A-1 Certificates. On or prior to the yield maintenance agreement termination date, amounts paid under the yield maintenance agreement will be available as described in this free writing prospectus to make payments of the yield supplement amount to the Class 2-A-1 Certificates if LIBOR plus 0.70% (as calculated for the interest accrual period related to that distribution date) exceeds 6.00%, with a ceiling of 9.50%.

Principal Distributions

On each distribution date, certificateholders will only receive a distribution of principal on their certificates if cash is available on that date for the payment of principal according to the principal distribution rules described in this free writing prospectus.

Loan Group 1

Principal collections from the mortgage loans in loan group 1 will be allocated to the Class 1-A-1 Certificates as set forth below, and any remainder is allocated to the subordinated certificates:

o in the case of scheduled principal collections on the mortgage loans in loan group 1, the amount allocated to the Class 1-A-1 Certificates is based on the ratio of its class certificate balance to the aggregate stated principal balance of the mortgage loans in loan group 1 and

o in the case of principal prepayments on the mortgage loans in loan group 1, the amount allocated to the Class 1-A-1 Certificates is based on a fixed percentage (equal to 100%) until the fifth anniversary of the first distribution date, at which time the percentage will step down as described in this free writing prospectus.

Additionally, the Class 1-A-1 Certificates will be entitled to receive all prepayment charges received by the servicer related to the mortgage loans in loan group 1.

Loan Group 2

Principal collections from the mortgage loans in loan group 2 will be distributed to the group 2 senior certificates as described in the next sentence, and any remainder is allocated to the subordinated certificates. Principal distributed to the group 2 senior certificates will be allocated between the Class 2-PO Certificates, on the one hand, and the other classes of group 2 senior certificates (other than the notional amount certificates) and the subordinated certificates, on the other hand, in each case based on the applicable PO percentage and the applicable non-PO percentage, respectively, of those amounts. The non-PO percentage with respect to any mortgage loan in loan group 2 with a net mortgage rate less than 6.00% (which is referred to as the "required coupon") will be equal to the net mortgage rate of the mortgage loans in loan group 2 divided by the required coupon and the PO percentage of that mortgage loan will be equal to 100% minus that non-PO percentage. With respect to a mortgage loan in loan group 2 with a net mortgage rate equal to or greater than the required coupon, the non-PO percentage will be 100% and the PO percentage will be 0%. The applicable non-PO percentage of amounts in respect of principal will be allocated to the classes of group 2 senior certificates (other than the notional amount certificates and the Class 2-PO Certificates) as set forth below, and any remainder of that non-PO amount will be allocated to the classes of subordinated certificates:

o in the case of scheduled principal collections on the mortgage loans in loan group 2, the amount allocated to the related senior certificates is based on the ratio of the aggregate class certificate balance of those senior certificates to the aggregate class certificate balance of the certificates (other than the Class 2-PO Certificates) and

o in the case of principal prepayments on the mortgage loans in a loan group, the amount allocated to the related senior certificates is based on a fixed percentage (equal to 100%) until the fifth anniversary of the first distribution date, at which time the percentage will step down as described in this free writing prospectus.

General

Notwithstanding the foregoing, no decrease in the senior prepayment percentage of any loan group will occur unless certain conditions related to the loss and delinquency performance of the mortgage loans are satisfied with respect to each loan group

Principal will be distributed on each class of certificates entitled to receive principal payments as described below under "--Amounts Available for Distributions on the Certificates."

The notional amount certificates do not have class certificate balances and are not entitled to any distributions of principal but will bear interest during each interest accrual period on their respective notional amounts.

Amounts Available for Distributions on the Certificates

General

The amount available for distributions on the certificates on any distribution date will be calculated on a loan group by loan group basis and generally consists of the following (after the fees and expenses described under the next heading are subtracted):

o all scheduled installments of interest and principal due and received on the mortgage loans in that loan group in the applicable period, together with any advances with respect to them;

o all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans in that loan group, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the borrower in accordance with the servicer's normal servicing procedures;

o net proceeds from the liquidation of defaulted mortgage loans in that loan group during the applicable period, by foreclosure or otherwise during the calendar month preceding the month of the distribution date (to the extent the amounts do not exceed the unpaid principal balance of the mortgage loans, plus accrued interest);

o     subsequent recoveries with respect to mortgage loans in that loan group;

o partial or full prepayments with respect to the mortgage loans in that loan group collected during the applicable period, together with interest paid in connection with the prepayment, other than certain excess amounts payable to the servicer and the compensating interest; and

o any substitution adjustment amounts or purchase price in respect of a deleted mortgage loan or a mortgage loan in that loan group purchased by the seller or the servicer during the applicable period.

Fees and Expenses

The amounts available for distributions on the certificates on any distribution date generally will not include the following amounts:

o the servicing fee and additional servicing compensation (as described in this free writing prospectus under "Description of the Certificates --Priority of Distributions Among Certificates") due to the servicer;

o     the trustee fee due to the trustee;

o     lender-paid mortgage insurance premiums, if any;

o the amounts in reimbursement for advances previously made and other amounts as to which the servicer and the trustee are entitled to be reimbursed from the certificate account pursuant to the pooling and servicing agreement;

o all prepayment charges (which are distributable only to the Class 1-A-1 or Class P Certificates, as applicable); and

o all other amounts for which the depositor, the seller or the servicer is entitled to be reimbursed.

Any amounts paid from amounts collected with respect to the mortgage loans will reduce the amount that could have been distributed to the certificateholders.

Servicing Compensation

Servicing Fee

The servicer will be paid a monthly fee (referred to as the servicing fee) with respect to each mortgage loan. The servicing fee for a mortgage loan will equal one-twelfth of the stated principal balance of such mortgage loan multiplied by the servicing fee rate. The servicing fee rate for each mortgage loan will equal either 0.250% or 0.320% per annum. As of the cut-off date, the weighted average servicing fee rate for the mortgage loans in loan group 1 and loan group 2 was 0.250% and 0.301% per annum, respectively. The amount of the servicing fee is subject to adjustment with respect to certain prepaid mortgage loans.

Additional Servicing Compensation

The servicer is also entitled to receive, as additional servicing compensation, all late payment fees, assumption fees and other similar charges (excluding prepayment charges) and all reinvestment income earned on amounts on deposit in certain of the issuing entity's accounts and excess proceeds with respect to mortgage loans.

Source and Priority of Distributions

The servicing fee and the additional servicing compensation described above will be paid to the servicer from collections on the mortgage loans prior to any distributions on the certificates.

Priority of Distributions Among Certificates

In general, on any distribution date, available funds for each loan group will be distributed in the following order:

o to interest on each interest-bearing class of senior certificates related to that loan group, pro rata, based on their respective interest distribution amounts;

o to principal of the classes of senior certificates related to that loan group then entitled to receive distributions of principal, in the order and subject to the priorities set forth below;

o to any deferred amounts payable on the Class 2-PO Certificates, but only from amounts that would otherwise be distributed on that distribution date as principal of the classes of subordinated certificates related to distributions from the mortgage loans in loan group 2;

o to interest on and then principal of the classes of subordinated certificates, in the order of their seniority, beginning with the Class B-1 Certificates, in each case subject to the limitations set forth below; and

o     from any remaining available amounts to the Class A-R Certificates.

Priority of Distributions--Group 1 Senior Certificates

On each distribution date, the senior principal distribution amount for loan group 1 will be distributed as principal of the following classes of group 1 senior certificates, in the following order of priority:

(1) to the Class A-R Certificates, until its class certificate balance is reduced to zero; and

(2) to the Class 1-A-1 Certificates, until its class certificate balance is reduced to zero.

Priority of Distributions--Group 2 Senior Certificates

On each distribution date, the non-PO formula principal amount related to loan group 2, up to the amount of the senior principal distribution amount for loan group 2, will be distributed as principal of the following classes of group 2 senior certificates, in the following order of priority:

(1) concurrently, to the Class 2-A-10 and Class 2-A-11 Certificates, the priority amount until their respective class certificate balances are reduced to zero;

(2) concurrently:

      (a) 39.2395139161%, to the following classes of certificates in the following order of priority:

           (i) in an amount up to $1,000 for each distribution date, to the Class 2-A-1 Certificates until its class certificate balance is reduced to zero;

           (ii) in an amount up to $295,909 for each distribution date, to the Class 2-A-3 Certificates until its class certificate balance is reduced to zero; and

           (iii) sequentially, to the Class 2-A-1, Class 2-A-3 and Class 2-A-4 Certificates, in that order, until their respective class certificate balances are reduced to zero;

      (b) 34.1223652866%, sequentially, to the following classes of certificates in the following order of priority:

           (i) to the Class 2-A-5 and Class 2-A-6 Certificates, in that order, in an amount up to the amount necessary to reduce their aggregate class certificate balance to their aggregate targeted balance for that distribution date;

           (ii) concurrently, to the Class 2-A-7 and Class 2-A-8 Certificates, pro rata, until their class certificate balances are reduced to zero; and

           (iii) sequentially, to the Class 2-A-5 and Class 2-A-6
           Certificates, in that order, without regard to their aggregate target balance and until their class certificate balances are reduced to zero;

      (c) 26.6381207973% to the Class 2-A-9 Certificates, until its class certificate balance is reduced to zero;

(3) concurrently, to the Class 2-A-10 and Class 2-A-11 Certificates, pro rata, without regard to the priority amount, until their respective class certificate balances are reduced to zero.

Class 2-PO Certificates

On each distribution date, principal will be distributed to the Class 2-PO Certificates in an amount equal to the lesser of (x) the PO formula principal amount for that distribution date and (y) the product of:

o available funds for the loan group 2 remaining after distribution of interest on the group 2 senior certificates; and

o a fraction, the numerator of which is the PO formula principal amount and the denominator of which is the sum of the PO formula principal amount and the senior principal distribution amount for loan group 2.

Subordinated Certificates; Applicable Credit Support Percentage Trigger

On each distribution date, with respect to both loan groups to the extent of available funds available therefor, the sum of (x) the subordinated principal distribution amount for loan group 1 and (y) the non-PO formula principal amount for loan group 2, up to the subordinated principal distribution amount for loan group 2, will be distributed as principal of the classes of subordinated certificates in order of seniority, beginning with the Class B-1 Certificates, until their respective class certificate balances are reduced to zero. Each class of subordinated certificates will be entitled to receive its pro rata share of the subordinated principal distribution amount from all loan groups (based on its class certificate balance); provided, that if the applicable credit support percentage of a class or classes (other than the class of subordinated certificates then outstanding with the highest priority of distribution) is less than the original applicable credit support percentage for that class or classes (referred to as "restricted classes"), the restricted classes will not receive distributions of partial principal prepayments and prepayments in full from any loan group. Instead, the portion of the partial principal prepayments and prepayments in full otherwise distributable to the restricted classes will be allocated to those classes of subordinated certificates that are not restricted classes, pro rata, based upon their respective class certificate balances and distributed in the sequential order described above.

Allocation of Realized Losses

On each distribution date, the amount of any realized losses on the mortgage loans in a loan group will be allocated as follows:

o the sum of (x) any realized losses on the mortgage loans in loan group 1 and (y) the applicable non-PO percentage of any realized losses on the mortgage loans in loan group 2 will be allocated in the following order of priority:

      o first, to the classes of subordinated certificates in the reverse order of their priority of distribution, beginning with the class of subordinated certificates outstanding with the lowest distribution priority until their respective class certificate balances are reduced to zero: and

      o second, concurrently to the senior certificates related to the applicable loan group (other than the notional amount certificates and the Class 2-PO Certificates), pro rata, based upon their respective class certificate balances, except that the non-PO percentage of any realized losses on the mortgage loans in loan group 2 that would otherwise be allocated to the Class 2-A-10 Certificates will instead be allocated to the Class 2-A-11 Certificates until its Class Certificate Balance is reduced to zero; and

      o with respect to losses on the mortgage loans in loan group 2, the applicable PO percentage of any realized losses on a discount mortgage loan group in loan group 2 will be allocated to the Class 2-PO Certificates; provided, however, that on or before the senior credit support depletion date, (i) those realized losses will be treated as Class 2-PO Deferred Amounts and will be paid on the Class 2-PO Certificates (to the extent funds are available from amounts otherwise allocable to the subordinated principal distribution amount for loan group 2) before distributions of principal on the subordinated certificates and (ii) the class certificate balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced by the amount of any payments of Class 2-PO Deferred Amounts.

Credit Enhancement

The issuance of senior certificates and subordinated certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular distributions of interest and principal.

Subordination

The senior certificates will have a distribution priority over the subordinated certificates. Among the subordinated certificates offered by this free writing prospectus, each class of subordinated certificates will have a distribution priority over the class or classes of subordinated certificates with a higher numerical designation, if any.

Allocation of Losses

Subordination is designed to provide the holders of certificates with a higher distribution priority with protection against losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the realized losses on the mortgage loans in a loan group first, to the subordinated certificates, beginning with the class of subordinated certificates then outstanding with the lowest priority of distribution, and second to the related senior certificates (other than the notional amount certificates) in accordance with the priorities set forth above under "-- Allocation of Realized Losses."

Additionally, as described above under "Priority of Distributions--Principal," unless certain conditions are met, the senior prepayment percentage related to a loan group (which determines the allocation of unscheduled payments of principal between the related senior certificates and the subordinated certificates) will exceed the related senior percentage (which represents such senior certificates' pro rata percentage interest in the mortgage loans in that loan group). This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates that receive these unscheduled payments of principal while, in the absence of realized losses, increasing the interest in the principal balance evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.

Cross-Collateralization

In certain limited circumstances, principal and interest collected from one of the loan groups may be used to pay principal or interest, or both, to the certificates unrelated to that loan group.

See "Description of the Certificates -- Cross-Collateralization" in this free writing prospectus.

Advances

The servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

Required Repurchases or Substitutions of Mortgage Loans

The seller will make certain representations and warranties relating to the mortgage loans pursuant to the pooling and servicing agreement. If with respect to any mortgage loan any of the representations and warranties are breached in any material respect as of the date made, or an uncured material document defect exists, the seller will be obligated to repurchase or substitute for the mortgage loan.

Optional Termination

The servicer may purchase all of the remaining assets of the issuing entity and retire all outstanding classes of certificates on or after the distribution date on which the aggregate stated principal balance of the mortgage loans and real estate owned by the issuing entity declines below 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date.

Legal Investment

The senior certificates and the Class B-1 Certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. None of the other classes of offered certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

                        Description of the Certificates

General

           The certificates will be issued pursuant to the pooling and servicing agreement. The following sections of this free writing prospectus are summaries of the material terms of the certificates and the pooling and servicing agreement pursuant to which the certificates will be issued. They do not purport to be complete, however, and are subject to, and are qualified in their entirety by reference to, the provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the pooling and servicing agreement after the issuing entity issues the certificates. The certificates represent obligations of the issuing entity only and do not represent an interest in or obligation of IndyMac MBS, Inc., IndyMac Bank, F.S.B. or any of their affiliates.

           The Mortgage Pass-Through Certificates, Series 2006-D will consist of the Class 1-A-1, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 2-A-5, Class 2-A-6, Class 2-A-7, Class 2-A-8, Class 2-A-9, Class 2-A-10, Class 2-A-11, Class 2-PO, Class 2-A-X, Class A-R, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6 and Class P Certificates. Only the classes of certificates listed on the cover page (all of which are together referred to as the "offered certificates") are offered by this free writing prospectus. The classes of offered certificates will have the respective initial Class Certificate Balances or initial Notional Amounts and pass-through rates set forth on the cover page or as described in this free writing prospectus. The initial Class Certificate Balances and initial Notional Amounts may vary in the aggregate by plus or minus 5%.

           When describing the certificates in this free writing prospectus, we use the following terms:

       Designation                             Classes of Certificates
-----------------------------  -----------------------------------------------
    Senior Certificates         Class 1-A-1, Class 2-A-1, Class 2-A-2, Class
                                2-A-3, Class 2-A-4, Class 2-A-5, Class 2-A-6,
                                Class 2-A-7, Class 2-A-8, Class 2-A-9, Class
                                2-A-10, Class 2-A-11, Class 2-PO, Class 2-A-X and Class A-R Certificates

    Subordinated Certificates   Class B-1, Class B-2, Class B-3, Class B-4,
                                Class B-5 and Class B-6 Certificates

    LIBOR Certificates          Class 2-A-1, Class 2-A-2, Class 2-A-7 and
                                Class 2-A-8 Certificates

    Notional Amount             Class 2-A-2 and Class 2-A-X Certificates
      Certificates

    Private Certificates        Class B-4, Class B-5, Class B-6 and
                                Class P Certificates


           The certificates are generally referred to as the following types:


            Class                                    Type
------------------------------  ----------------------------------------------
 Class 1-A-1 Certificates:                   Senior/Variable Rate

 Class 2-A-1 Certificates:            Senior/Floating Pass-Through Rate

 Class 2-A-2 Certificates:        Senior/Inverse Floating Pass-Through Rate/
                                        Notional Amount/Interest Only

 Class 2-A-3 Certificates:              Senior/Fixed Pass-Through Rate

 Class 2-A-4 Certificates:              Senior/Fixed Pass-Through Rate

 Class 2-A-5 Certificates:     Senior/Targeted Balance/Fixed Pass-Through Rate

 Class 2-A-6 Certificates:     Senior/Targeted Balance/Fixed Pass-Through Rate

 Class 2-A-7 Certificates:            Senior/Floating Pass-Through Rate

            Class                                    Type
------------------------------  ----------------------------------------------
 Class 2-A-8 Certificates:        Senior/Inverse Floating Pass-Through Rate

 Class 2-A-9 Certificates:              Senior/Fixed Pass-Through Rate

 Class 2-A-10 Certificates:    Senior/NAS/Super Senior/Fixed Pass-Through Rate

 Class 2-A-11 Certificates:       Senior/NAS/Support/Fixed Pass-Through Rate

 Class 2-A-X Certificates:             Senior/Fixed Pass-Through Rate/
                                        Notional Amount/Interest Only

 Class 2-PO Certificates:                   Senior/Principal Only

 Class A-R Certificates:                    Senior/REMIC Residual

 Class P Certificates:              Prepayment Charges (for loan group 2)

           The private certificates are not being offered by this free writing prospectus. Any information presented in this free writing prospectus with respect to the private certificates is provided only to permit a better understanding of the offered certificates. The initial Class Certificate Balances of the private certificates are set forth in this free writing prospectus under "Summary - Description of the Certificates." The classes of private certificates entitled to receive distributions of interest will have the respective pass-through rates set forth on the cover page of this free writing prospectus or described under "--Interest" in this free writing prospectus. The Class P Certificates will not bear interest. The Class P Certificates will be entitled to all prepayment charges received in respect of the Group 2 Mortgage Loans and such amounts will not be available for distribution to the holders of the offered certificates and the other private certificates.

Calculation of Class Certificate Balance

           The "Class Certificate Balance" of any class of certificates (other than the Notional Amount Certificates) as of any Distribution Date is the initial Class Certificate Balance of that class reduced by the sum of

o all amounts previously distributed to holders of certificates of that class as distributions of principal;

o the amount of Realized Losses (including Excess Losses) allocated to that class; and

o in the case of any class of subordinated certificates, any amounts allocated to the class in reduction of its Class Certificate Balance in respect of payments of Class 2-PO Deferred Amounts, as described in this free writing prospectus free writing prospectus under "--Allocation of Losses;"

provided, however, that the Class Certificate Balance of each class of certificates to which Realized Losses have been allocated will be increased, sequentially in the order of payment priority, by the amount of Subsequent Recoveries on the Mortgage Loans in the related loan group distributed as principal to any related class of certificates, but not by more than the amount of Realized Losses previously allocated to reduce the Class Certificate Balance of such class of certificates.

           In addition, the Class Certificate Balance of the class of subordinated certificates then outstanding with the lowest priority of distribution will be reduced if and to the extent that the aggregate Class Certificate Balance of all classes of certificates (other than the Class P Certificates) following all distributions and the allocation of Realized Losses on any Distribution Date exceeds the pool principal balance as of the Due Date occurring in the month of the Distribution Date (after giving effect to principal prepayments in the related Prepayment Period).

           The Notional Amount Certificates do not have principal balances and are not entitled to any distributions in respect of principal on the Mortgage Loans.

           The senior certificates will have an initial aggregate Class Certificate Balance of approximately $585,575,388 and will evidence in the aggregate an initial beneficial ownership interest in the issuing entity of approximately 91.80%. The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates will each evidence in the aggregate an initial beneficial ownership interest in the issuing entity of approximately 3.60%, 1.50%, 1.00%, 0.85%, 0.75% and 0.50%, respectively.

           The Class A-R Certificates and the private certificates will be issued in fully registered certificated form. All of the remaining classes of offered certificates will be represented by book-entry certificates. The book-entry certificates will be issuable in book-entry form only. The Class A-R Certificates will be issued in a denomination of $100.

Notional Amount Certificates

           The Class 2-A-2 and Class 2-A-X Certificates (collectively, the "Notional Amount Certificates") will not have Class Certificate Balances but will bear interest on their respective outstanding Notional Amounts.

           The "Notional Amount" of the Class 2-A-2 Certificates for any Distribution Date will equal the Class Certificate Balance of the Class 2-A-1 Certificates immediately prior to that Distribution Date. As of the closing date, the Notional Amount of the Class 2-A-2 Certificates is expected to be approximately $30,000,000.

           The "Notional Amount" of the Class 2-A-X Certificates for any Distribution Date will equal the product of (i) a fraction, the numerator of which is the excess of (a) the average of the adjusted net mortgage rates of the Non-Discount Mortgage Loans, weighted on the basis of their respective Stated Principal Balances as of the first day of the related Due Period (after giving effect to prepayments received in the Prepayment Period ending during that Due Period) over (b) 6.00% per annum, and the denominator of which is 6.00% per annum and (ii) the aggregate Stated Principal Balance of the Non-Discount Mortgage Loans as of the first day of the related Due Period (after giving effect to prepayments received in the Prepayment Period ending in that Due Period). As of the closing date, the Notional Amount of the Class 2-A-X Certificates is expected to be approximately $15,031,298.

           The "Due Period" means for any Distribution Date, the period commencing on the second day of the month preceding the month in which the Distribution Date occurs and ending on the first day of the month in which the Distribution Date occurs.

Book-Entry Certificates

           The offered certificates (other than the Class A-R Certificates) will be book-entry certificates (the "Book-Entry Certificates"). The Class A-R Certificates will be issued as a single certificate in fully registered certificated form. Persons acquiring beneficial ownership interests in the Book-Entry Certificates ("Certificate Owners") may elect to hold their Book-Entry Certificates through The Depository Trust Company ("DTC") or, upon request, through Clearstream, Luxembourg (as defined in this free writing prospectus) or the Euroclear System ("Euroclear"), if they are participants of such systems, or indirectly through organizations that are participants in such systems. The Book-Entry Certificates will be issued in one or more certificates that equal the aggregate Class Certificate Balance or Notional Amount of the offered certificates, as applicable, and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream Banking's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream, Luxembourg and JPMorgan Chase Bank will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Investors may hold such beneficial interests in the Book-Entry Certificates (other than the Class 2-A-4 and Class 2-A-6 Certificates) in minimum denominations representing Class Certificate Balances or Notional Amounts of $25,000 and integral multiples of $1,000 in excess thereof. Investors may hold the beneficial interests in the Class 2-A-4 and Class 2-A-6 Certificates in minimum denominations representing a Class Certificate Balance of $1,000 and integral multiples of $1,000 in excess thereof. One investor of each class of Book-Entry Certificates may hold a beneficial interest therein that is not an integral multiple of $1,000. Except as described below, no person acquiring a Book-Entry Certificate will be entitled to receive a physical certificate representing such offered certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only Certificateholder of the offered certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the pooling and servicing agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations ("Participants") and DTC.

           The Certificate Owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Certificate Owner's Financial Intermediary is not a DTC participant and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

           Certificate Owners will receive all distributions of principal of, and interest on, the offered certificates from the trustee through DTC and DTC participants. While the offered certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "DTC Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the offered certificates and is required to receive and transmit distributions of principal of, and interest on, the offered certificates. Participants and organizations which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"), with whom Certificate Owners have accounts with respect to offered certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

           Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the offered certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not Participants may transfer ownership of offered certificates only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective Participants. Under the DTC Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

           Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a Participant will be made during, subsequent securities settlement processing and dated the business day following, the DTC settlement date. Such credits or any transactions in such securities, settled during such processing will be reported to the relevant Euroclear or Clearstream, Luxembourg Participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear, as a result of sales of securities by or through a Clearstream, Luxembourg Participant or Euroclear Participant to a DTC Participant, will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

           Transfers between Participants will occur in accordance with DTC Rules. Transfers between Clearstream, Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

           Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterpart in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

           DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the DTC Rules.

           Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg ("Clearstream, Luxembourg"), was incorporated in 1970 as "Clearstream, Luxembourg S.A." a company with limited liability under Luxembourg law (a societe anonyme). Clearstream, Luxembourg S.A. subsequently changed its name to Cedelbank. On 10 January 2000, Cedelbank's parent company, Clearstream, Luxembourg International, societe anonyme ("CI") merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Clearstream, Luxembourg International, societe anonyme ("New CI"), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Clearstream, Luxembourg International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Clearstream, Luxembourg International's stock.

           Further to the merger, the Board of Directors of New Clearstream, Luxembourg International decided to re-name the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is "Clearstream" With effect from January 14, 2000 New CI has been renamed "Clearstream International, societe anonyme." On January 18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme" and Clearstream, Luxembourg Global Services was renamed "Clearstream Services, societe anonyme."

           On January 17, 2000 DBC was renamed "Clearstream Banking AG." This means that there are now two entities in the corporate group headed by Clearstream International which share the name "Clearstream Banking," the entity previously named "Cedelbank" and the entity previously named "Deutsche Borse Clearing AG."

           Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, "CSSF," which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./N.V. as the Operator of the Euroclear System (the "Euroclear Operator") in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.

           Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

           The Euroclear Operator has a banking license from the Belgian Banking and Finance Commission. This license authorizes the Euroclear Operator to carry out banking activities on a global basis.

           Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

           Distributions on the Book-Entry Certificates will be made on each Distribution Date by the trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the Certificate Owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Certificate Owners that it represents.

           Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the trustee to Cede & Co. Distributions with respect to offered certificates held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Certificate Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

           Monthly and annual reports on the issuing entity provided by the trustee to Cede & Co., as nominee of DTC, may be made available to Certificate Owners upon request, in accordance with the DTC Rules and the rules, regulations and procedures creating and affecting the Relevant Depositary, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such Certificate Owners are credited.

           DTC has advised the depositor and the trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the pooling and servicing agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of a Book-Entry Certificate under the pooling and servicing agreement on behalf of a Clearstream, Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

           Definitive Certificates will be issued to Certificate Owners, or their nominees, rather than to DTC, only if (a) DTC or the depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the Book-Entry Certificates and the depositor or the trustee is unable to locate a qualified successor, or (b) after the occurrence of an event of default under the pooling and servicing agreement), beneficial owners having not less than 51% of the voting rights (as defined in the pooling and servicing agreement) evidenced by the offered certificates advise the trustee and DTC through the Financial Intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners of such class.

           Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the trustee will issue Definitive Certificates, and thereafter the trustee will recognize the holders of such Definitive Certificates as holders of the related offered certificates under the pooling and servicing agreement.

           Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Determination of LIBOR

           The Class 2-A-1, Class 2-A-2, Class 2-A-7 and Class 2-A-8 Certificates (we sometimes refer to these classes of certificates as the "LIBOR Certificates") will bear interest during their initial interest accrual period at the applicable initial pass-through rate set forth in the table under "--Interest" below, and during each interest accrual period thereafter at the applicable rate determined as described in the table under "--Interest" below.

           LIBOR applicable to an interest accrual period will be determined on the second London Business Day prior to the commencement of such interest accrual period (a "LIBOR Determination Date"). On each LIBOR Determination Date for the LIBOR Certificates, the trustee, as calculation agent (in such capacity, the "Calculation Agent"), will establish LIBOR for the interest accrual period on the basis of the British Bankers' Association ("BBA") "Interest Settlement Rate" for one-month deposits in U.S. dollars as found on Moneyline Telerate Page 3750 as of 11:00 a.m. London time on each LIBOR Determination Date. Interest Settlement Rates currently are based on rates quoted by sixteen BBA designated banks as being, in the view of such banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. Such Interest Settlement Rates are calculated by eliminating the four highest rates and the four lowest rates, averaging the eight remaining rates, carrying the result (expressed as a percentage) out to six decimal places, and rounding to five decimal places. "Moneyline Telerate Page 3750" means the display page currently so designated on the Moneyline Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices). "London Business Day" means any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

           If on any LIBOR Determination Date, the Calculation Agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next interest accrual period will be calculated in accordance with the method described in the prospectus.

           If on the initial LIBOR Determination Date, the Calculation Agent is required but unable to determine LIBOR in the manner provided in the prospectus, LIBOR for the initial interest accrual period will be 4.80938%.

Payments on Mortgage Loans; Accounts

           On or before the closing date, the servicer will establish an account (the "Certificate Account"), which will be maintained in trust for the benefit of the certificateholders. The servicer will deposit or cause to be deposited in the Certificate Account all amounts required to be deposited in it under the pooling and servicing agreement. The servicer may withdraw funds from the Certificate Account for purposes set forth in the pooling and servicing agreement. On or before the closing date, the trustee will establish an account (the "Distribution Account"), which will be maintained with the trustee in trust for the benefit of the certificateholders. On or prior to the business day immediately preceding each Distribution Date, the servicer will withdraw from the Certificate Account the amount of Available Funds for that Distribution Date and will deposit such Available Funds in the Distribution Account. The holders of the Class P Certificates will be entitled to all prepayment charges received on the Mortgage Loans and such amounts will not be available for distribution to the holders of the other certificates. There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

           Prior to each Determination Date, the servicer is required to provide the trustee a report containing the data and information concerning the Mortgage Loans that is required by the trustee to prepare the monthly statement to certificateholders for the related Distribution Date. The trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the servicer in that report and will be permitted to conclusively rely on any information provided to it by the servicer.

Investments of Amounts Held in Accounts

           Certificate Account and Distribution Account. At the direction of the servicer, all funds in the Certificate Account will be invested in permitted investments so long as they are received from the servicer in a timely manner along with specific instructions as to how they are to be invested. All income and gain net of any losses realized from investment of funds in the Certificate Account will be for the benefit of the servicer as additional servicing compensation and will be remitted to it monthly as described herein. The amount of any losses incurred in the Certificate Account in respect of the investments will be deposited by the servicer in the Certificate Account. The trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account and made in accordance with the pooling and servicing agreement.

           Distribution Account and Yield Maintenance Reserve Fund. Funds on deposit in the Distribution Account and Yield Maintenance Reserve Fund will not be invested.

Fees and Expenses

           The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:



Type / Recipient (1)                Amount                    General Purpose             Source (2)                  Frequency
--------------------  -----------------------------------  --------------------  --------------------------------  ---------------

Fees

Servicing Fee /          From 0.250% to 0.320% per annum      Compensation      Interest collected with respect            Monthly
Servicer                 of the Stated Principal Balance                        to each Mortgage Loan and any
                         of each Mortgage Loan (3)                              Liquidation Proceeds or
                                                                                Subsequent Recoveries that
                                                                                areallocable to accrued and
                                                                                unpaid interest (4)

Additional Servicing     All late payment fees, assumption    Compensation      Payments made by obligors with        Time to time
Compensation             fees and other similar charges                         respect to the Mortgage Loans
/ Servicer               (excluding prepayment charges)

                         o   All investment income earned     Compensation      Investment income related to               Monthly
                             on amounts on deposit in the                       the Certificate Account
                             Certificate Account

                         o   Excess Proceeds (5)              Compensation      Liquidation Proceeds and              Time to time
                                                                                Subsequent Recoveries

Trustee Fee              0.0055% per annum of the Stated      Compensation      Interest Distribution Amount               Monthly
/ trustee                Principal Balance of each
                         Mortgage Loan

Expenses

Insurance expenses       Expenses incurred by the Servicer    Reimbursement     To the extent the expenses            Time to time
 / Servicer                                                   of Expenses       are covered by an insurance
                                                                                policy with respect to the
                                                                                Mortgage Loan

Advances / Servicer      To the extent of funds available,    Reimbursement     With respect to each Mortgage         Time to time
                         the amount of any advances           of Expenses       Loan, late recoveries of the
                                                                                payments of the costs and
                                                                                expenses, Liquidation
                                                                                Proceeds, Subsequent Recoveries,
                                                                                purchase proceeds or repurchase
                                                                                proceeds for that Mortgage
                                                                                Loan (6)



                                     S-24



Type / Recipient (1)                Amount                    General Purpose             Source (2)                  Frequency
--------------------  -----------------------------------  --------------------  --------------------------------  ---------------
Indemnification          Amounts for which the seller, the    Indemnification   Amounts on deposit on the                  Monthly
expenses / the           Servicer and the depositor are                         Certificate Account on any
seller, the              entitled to indemnification (7)                        Distribution Account Deposit
servicer and                                                                    Date, following the
the depositor                                                                   transfer to the Distribution
                                                                                Account



(1) If the trustee succeeds to the position of servicer, it will be entitled to receive the same fees and expenses of the servicer described in this free writing prospectus. Any change to the fees and expenses described in this free writing prospectus would require an amendment to the pooling and servicing agreement.

(2) Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the servicer in the case of amounts owed to the servicer) prior to distributions on the certificates.

(3) The Servicing Fee Rate for each Mortgage Loan will equal either 0.250% or 0.320% per annum. The amount of the monthly servicing fee is subject to adjustment with respect to Mortgage Loans that are prepaid in full.

(4) The servicing fee is payable from interest collections on the Mortgage Loans, but may be paid from any other amounts on deposit in the Certificate Account, if interest collections are insufficient to pay the Servicing Fee.

(5) "Excess Proceeds" with respect to a liquidated Mortgage Loan means the amount, if any, by which the sum of any net liquidation proceeds and Subsequent Recoveries exceeds the sum of (i) the unpaid principal balance of the Mortgage Loans and (ii) accrued interest on the Mortgage Loan at the Mortgage Rate during each Due Period as to which interest was not paid or advanced on the Mortgage Loan.

(6) Reimbursement of advances for a Mortgage Loan is limited to the late recoveries of the payments of the costs and expenses, Liquidation Proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan.

(7) Each of the seller, the servicer, the trustee and the depositor are entitled to indemnification of certain expenses as described in this free writing prospectus under "-- Certain Matters related to the Servicer, the Depositor and the Seller."

Distributions

           Distributions on the certificates will be made by the trustee on the 25th day of each month, or if such day is not a business day, on the first business day thereafter, commencing in April 2006 (each, a "Distribution Date"), to the persons in whose names such certificates are registered at the close of business on the Record Date. The "Record Date" for (x) the LIBOR Certificates, so long as such certificates are Book-Entry Certificates, is the business day immediately prior to such Distribution Date and (y) for any other class of certificates and any Definitive Certificates, is the last business day of the month immediately preceding the month of such Distribution Date.

           Distributions on each Distribution Date will be made by check mailed to the address of the person entitled thereto as it appears on the applicable certificate register or in the case of a certificateholder who has so notified the trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of such certificateholder at a bank, or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of such certificates at the corporate trust office of the trustee.

Priority of Distributions Among Certificates

           As more fully described in this free writing prospectus, distributions will be made on each Distribution Date on the senior certificates based on the Available Funds of the related loan group for such Distribution Date, and distributions on the subordinated certificates will be based on any remaining Available Funds for all loan groups for such Distribution Date after giving effect to distributions on all related classes of senior certificates and payment in respect of related Class 2-PO Deferred Amounts, and will be made in the following order of priority:

           1. to interest on each interest- bearing class of senior certificates in the related senior certificate group, pro rata based on their respective Interest Distribution Amounts;

           2. to principal on the classes of senior certificates in the related senior certificate group then entitled to receive distributions of principal, in the order and subject to the priorities set forth in this free writing prospectus under "Description of the Certificates -- Principal," in each case in an aggregate amount up to the maximum amount of principal to be distributed on the classes of certificates in the related senior certificate group on the Distribution Date;

           3. to any Class 2-PO Deferred Amounts with respect to the Class 2-PO Certificates, but only from amounts from loan group 2 that would otherwise be distributed on the Distribution Date as principal of the subordinated certificates; and

           4. to interest on and then principal of each class of subordinated certificates, in the order of their numerical class designations, in each case subject to (x) any payments that may be required to be made as described in this free writing prospectus under "--Cross-Collateralization" and (y) the limitations set forth in this free writing prospectus under "Description of the Certificates -- Interest" and "Principal."

           "Available Funds" for a loan group for any Distribution Date will be equal to the sum of:

           o all scheduled installments of interest (net of the Expense Fees for that loan group) and principal due on the Mortgage Loans in that loan group on the Due Date in the month in which the Distribution Date occurs and received before the related Determination Date, together with any advances with respect to them;

           o all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the Mortgage Loans in that loan group, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the mortgagor in accordance with the servicer's normal servicing procedures and all other cash amounts received and retained in connection with (a) the liquidation of defaulted Mortgage Loans in that loan group, by foreclosure or otherwise during the calendar month preceding the month of the Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed advances, if any) and (b) any Subsequent Recoveries on the Mortgage Loans in that loan group;

           o all partial or full prepayments with respect to Mortgage Loans in that loan group received during the related Prepayment Period, together with all interest paid in connection with the prepayment, other than certain excess amounts, and Compensating Interest allocated to the related loan group; and

           o amounts received with respect to the Distribution Date as the Substitution Adjustment Amount or purchase price in respect of a deleted Mortgage Loan or a Mortgage Loan in that loan group repurchased by the seller or the servicer as of the Distribution Date;

           reduced by amounts in reimbursement for advances previously made and other amounts as to which the servicer is entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement.

Interest

           The classes of offered certificates entitled to receive distributions of interest will have the respective pass-through rates set forth on the cover page of this free writing prospectus or described below.

           Each class of LIBOR Certificates will bear interest during its initial interest accrual period at the initial pass-through rate set forth below, and will bear interest during each interest accrual period thereafter, subject to the applicable maximum and minimum pass-through rates, at the per annum rate determined by reference to LIBOR as described below:


                                                         Maximum/Minimum            Formula for Calculation of Class
Class                 Initial Pass-Through Rate         Pass-Through Rate                  Pass-Through Rate
--------------------------------------------------------------------------------------------------------------------------------

Class 2-A-1                    5.50938%                     6.00%/0.70%                         LIBOR + 0.70%

Class 2-A-2                    0.49062%                     5.30%/0.00%                         5.30% - LIBOR

Class 2-A-7                    5.70938%                     7.00%/0.90%                         LIBOR + 0.90%

Class 2-A-8                    7.74337%                 36.59388122%/0.00%           36.59388122% - (5.99880024 x LIBOR)



           The pass-through rate for a class of subordinated certificates for the interest accrual period related to any Distribution Date will be a per annum rate equal to the sum of (1) the weighted average net mortgage of the group 1 mortgage loans multiplied by the excess of the aggregate Stated Principal Balance of the group 1 mortgage loans as of the Due Date in the month preceding the month of that Distribution Date (after giving effect to prepayments received in the Prepayment Period related to that prior Due Date) over the Class Certificate Balance of the Class 1-A-1 Certificates immediately prior to that Distribution Date and (2) the Required Coupon multiplied by the excess of the aggregate Stated Principal Balance of the group 2 mortgage loans for that Distribution Date, over the aggregate Class Certificate Balance of the group 2 senior certificates immediately prior to that Distribution Date. The pass-through rate for each class of subordinated certificates for the first interest accrual period will be approximately 6.5322% per annum.

           On each Distribution Date, to the extent of funds available, each interest-bearing class of certificates will be entitled to receive an amount allocable to interest for the related interest accrual period. This "Interest Distribution Amount" for any interest-bearing class will be equal to the sum of (a) interest accrued during the related interest accrual period at the applicable pass-through rate on the related Class Certificate Balance or Notional Amount, as the case may be, immediately prior to the applicable Distribution Date and (b) the sum of the amounts, if any, by which the amount described in clause (a) above on each prior Distribution Date exceeded the amount actually distributed as interest on the prior Distribution Dates and not subsequently distributed (which are called unpaid interest amounts). The Class 2-PO Certificates are principal only certificates and will not bear interest.

           On each Distribution Date on or prior to the Distribution Date in November 2010 on which LIBOR plus the related margin exceeds 5.30%, in addition to the Interest Distribution Amount described in the preceding paragraph, the Class 2-A-1 Certificates will also be entitled to receive distributions of the Yield Supplement Amount from payments made under the Yield Maintenance Agreement.

           With respect to each Distribution Date for the LIBOR Certificates, the "interest accrual period" will be the one-month period commencing from and including the preceding Distribution Date (or from and including the Closing Date, in the case of the first Distribution Date) to and including the day prior to the current Distribution Date. With respect to each Distribution Date for all other classes of interest-bearing certificates, the interest accrual period will be the calendar month preceding the month of the Distribution Date. Each interest accrual period will be deemed to consist of 30 days. Interest will be calculated and payable on the basis of a 360-day year divided into twelve 30-day months.

           The interest entitlement described above for each interest-bearing class of certificates for any Distribution Date will be reduced by the amount of Net Interest Shortfalls experienced by (a) the related loan group, with respect to the senior certificates thereof and (b) each loan group, with respect to the subordinated certificates. With respect to any Distribution Date and loan group, the "Net Interest Shortfall" is equal to the sum of:

            o any net prepayment interest shortfalls for that loan group for that Distribution Date and

            o the amount of interest that would otherwise have been received with respect to any Mortgage Loan that was the subject of a Relief Act Reduction or a Special Hazard Loss, Fraud Loss, Debt Service Reduction or Deficient Valuation, after the exhaustion of the respective amounts of coverage provided by the subordinated certificates for those types of losses.

           Net Interest Shortfalls for a loan group on any Distribution Date will be allocated pro rata among all interest-bearing classes in the related senior certificate group on such Distribution Date, based on the amount of interest each such class of certificates would otherwise be entitled to receive (or, in the case of the subordinated certificates, be deemed to be entitled to receive based on the subordinated class' share of the Assumed Balance, as described more fully below) on such Distribution Date, before taking into account any reduction in such amounts from such Net Interest Shortfalls. The "Assumed Balance" for a Distribution Date and loan group is equal to the Subordinated Percentage for that Distribution Date relating to that loan group of the aggregate of the Non-PO Percentage of the Stated Principal Balance of each Mortgage Loan in that loan group as of the Due Date occurring in the month prior to the month of that Distribution Date (after giving effect to prepayments received in the Prepayment Period related to such Due Date). Notwithstanding the foregoing, on any Distribution Date after the Senior Termination Date, Net Interest Shortfalls for the related loan group will be allocated to the classes of subordinated certificates based on the amount of interest each such class of subordinated certificates would otherwise be entitled to receive on that Distribution Date.

           A "Relief Act Reduction" is a reduction in the amount of the monthly interest payment on a Mortgage Loan pursuant to the Servicemembers Civil Relief Act or any similar state or local law.

           With respect to any Distribution Date, a net prepayment interest shortfall for a loan group is the amount by which the aggregate of the prepayment interest shortfalls experienced by the Mortgage Loans in that loan group during the related Prepayment Period exceeds the sum of (x) the Compensating Interest for that Distribution Date and loan group and (y) the excess, if any, of the Compensating Interest for the other loan group over the prepayment interest shortfall for that loan group and Distribution Date. A "prepayment interest shortfall" is the amount by which interest paid by a borrower in connection with a prepayment of principal on a Mortgage Loan during the portion of a Prepayment Period occurring in the month prior to the month of the applicable Distribution Date is less than one month's interest at the related Mortgage Rate, net of the related servicing fee rate, on the Stated Principal Balance of the Mortgage Loan.

           If on any Distribution Date, Available Funds for a loan group in the Certificate Account applied in the order described above under "-- Priority of Distributions Among Certificates" are insufficient to make a full distribution of the interest entitlement on the certificates related to that loan group, interest will be distributed on each class of certificates in that certificate group of equal priority based on the amount of interest it would otherwise have been entitled to receive in the absence of the shortfall. Any unpaid interest amount will be carried forward and added to the amount holders of each class of certificates in that certificate group will be entitled to receive on the next Distribution Date. A shortfall could occur, for example, if losses realized on the Mortgage Loans in that loan group were exceptionally high or were concentrated in a particular month. Any unpaid interest amount so carried forward will not bear interest.

Yield Supplement Amount

           The "Yield Supplement Amount" for the Class 2-A-1 Certificates and any Distribution Date will equal the product of:

                     (i) the excess (if any) of (A) the lesser of (x) LIBOR plus 0.70% (as determined by the Cap Counterparty) and (y) 8.80% over (B) 5.30%,

                     (ii) the lesser of (x) the Yield Maintenance Notional Balance for that Distribution Date and (y) the Class Certificate Balance of the Class 2-A-1 Certificates, and

                     (iii) a fraction, the numerator of which is the number of days in the related accrual period (calculated on the basis of a 360-day year of twelve 30-day months), and the denominator of which is 360.

           The Yield Maintenance Agreement; Yield maintenance reserve fund. The issuing entity will have the benefit of an interest rate corridor agreement (the "Yield Maintenance Agreement") between Countrywide Home Loans, Inc. and the Cap Counterparty, as evidenced by a confirmation that will be assigned to the trustee on behalf of the issuing entity on the closing date.

           Pursuant to the Yield Maintenance Agreement, the terms of an ISDA Master Agreement were incorporated into the confirmation of the Yield Maintenance Agreement as if such ISDA Master Agreement had been executed by the parties to the Yield Maintenance Agreement on the date the Yield Maintenance Agreement was executed. The Yield Maintenance Agreement is also subject to certain ISDA definitions, as published by the International Swaps and Derivatives Association, Inc.

           On or prior to the Yield Maintenance Agreement Termination Date, on the business day preceding each Distribution Date, the Cap Counterparty will make payments of the Yield Supplement Amount.

           The "Yield Maintenance Agreement Termination Date" for the Class 2-A-1 Certificates is the 25th day of November 2010. The Yield Maintenance Agreement is scheduled to remain in effect up to and including the Yield Maintenance Agreement Termination Date.

           The "Yield Maintenance Notional Balance" on each Distribution Date on or prior to the Yield Maintenance Agreement Termination Date will be as described in Schedule 3 to this free writing prospectus. After the Yield Maintenance Agreement Termination Date, the Yield Maintenance Notional Balance will be equal to zero, and the Yield Maintenance Agreement will be terminated.

           The Yield Maintenance Notional Balances for the Class 2-A-1 Certificates decline based on the Mortgage Loans having a prepayment rate equal to 90% of the Prepayment Assumption.

           Payments made under the Yield Maintenance Agreement will be based on the Yield Maintenance Notional Balance on a Distribution Date. If the Yield Maintenance Notional Balance set forth on Schedule 3 to this free writing prospectus decreases at a faster rate than the Class Certificate Balance of the Class 2-A-1 Certificates payments under the Yield Maintenance Agreement may be insufficient to distribute the Yield Supplement Amount to the Class 2-A-1 Certificates.

           The Yield Maintenance Agreement will be subject to early termination only in limited circumstances. Such circumstances generally include certain insolvency or bankruptcy events relating to the Cap Counterparty or the issuing entity, the failure of the Cap Counterparty (three business days after notice of such failure is received by the Cap
Counterparty) to make a payment due under the Yield Maintenance Agreement and such Yield Maintenance Agreement becoming illegal or subject to certain kinds of taxation.

           It will be an additional termination event under the Yield Maintenance Agreement if the Cap Counterparty has failed to deliver any information, report, certification or accountants' consent when and as required under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Item 1115(b)(1) or (b)(2) of the Asset Backed Securities Regulation, 17 C.F.R. ss.ss.229.1100-229.1123 ("Regulation AB") with respect to certain reporting obligations of the depositor with respect to the issuing entity, which continues unremedied for the time period provided in the yield maintenance agreement, and the Cap Counterparty fails to transfer the yield maintenance agreement, at its sole cost and expense, in whole, but not in part, to a counterparty that, (i) has agreed to deliver any information, report, certification or accountants' consent when and as required under the Exchange Act and Regulation AB with respect to certain reporting obligations of the depositor and the issuing entity, (ii) satisfies any rating requirement set forth in the yield maintenance agreement, and (iii) is approved by the depositor (which approval shall not be unreasonably withheld) and any rating agency, if applicable.

           If the Yield Maintenance Agreement is terminated prior to its scheduled yield maintenance agreement termination date, the Cap Counterparty may owe a termination payment to the trustee, payable in a lump sum to be held by the trustee until the scheduled yield maintenance agreement termination date of the Yield Maintenance Agreement. However, if such termination occurs, no assurance can be given that any such termination payment will be owing to the trustee.

           Any amounts received from the Cap Counterparty under the Yield Maintenance Agreement will be deposited in the yield maintenance reserve fund established by the trustee (each, a "yield maintenance reserve fund"). Any amounts on deposit in the yield maintenance reserve fund will be the property of the issuing entity, but will not be part of any REMIC. On each Distribution Date, the trustee will withdraw the amount of the Yield Supplement Amount from funds available on deposit in the yield maintenance reserve fund. Any amounts received pursuant to the Yield Maintenance Agreement and not used to cover any Yield Supplement Amount on a Distribution Date will be distributed to the Cap Counterparty and will not be available on any future Distribution Date to cover any Yield Supplement Amounts. There can be no assurance, however, that funds in the yield maintenance reserve fund will be available to pay the Yield Supplement Amount on such Distribution Date or subsequent Distribution Dates.

           The Class 2-A-1 Certificates do not represent an obligation of the Cap Counterparty. Holders of the Class 2-A-1 Certificates are not parties to or beneficiaries under the Yield Maintenance Agreement and will not have any right to proceed directly against the Cap Counterparty in respect of its obligation under the Yield Maintenance Agreement.

           The Yield Maintenance Agreement will be filed with the SEC as an Exhibit to a Current Report on Form 8-K after the closing date.

Principal

           General. All payments and other amounts received in respect of principal of the Mortgage Loans in a loan group will be allocated between (a) the Class 2-PO Certificates and (b) the related senior certificates (other than the Notional Amount Certificates and the Class 2-PO Certificates) and the subordinated certificates, in each case based on the applicable PO Percentage and the applicable Non-PO Percentage, respectively, of those amounts.

           The "Non-PO Percentage" with respect to (x) any Group 1 Mortgage Loan will be 100% and (y) any Mortgage Loan in loan group 2 with an adjusted net mortgage rate less than 6.00% (each a "Discount Mortgage Loan") will be equal to the adjusted net mortgage rate divided by 6.00% and, with respect to any Mortgage Loan in loan group 2 with an adjusted net mortgage rate equal to or greater than 6.00% (each a "Non-Discount Mortgage Loan"), will be 100%.

           The "PO Percentage" with respect to (x) any Group 1 Mortgage Loan will be 0% and (y) any Discount Mortgage Loan will be equal to (6.00% minus the adjusted net mortgage rate) divided by 6.00% and, with respect to any Non-Discount Mortgage Loan, will be 0%.

           Non-PO Formula Principal Amount. On each Distribution Date, the Non-PO Formula Principal Amount for each loan group will be distributed as principal to the related classes of senior certificates (other than the Notional Amount Certificates and Class 2-PO Certificates) in an amount up to the related Senior Principal Distribution Amount and as principal of the subordinated certificates, in an amount up to the related Subordinated Principal Distribution Amount.

           The "Non-PO Formula Principal Amount" for any Distribution Date and loan group will equal the sum of:

           (i)    the sum of the applicable Non-PO Percentage of:

                  (a) all monthly payments of principal due on each Mortgage Loan in that loan group on the related Due Date,

                  (b) the principal portion of the purchase price of each Mortgage Loan in that loan group that was repurchased by the seller or another person pursuant to the pooling and servicing agreement as of the Distribution Date, excluding any Mortgage Loan that was repurchased due to a modification of the Mortgage Rate,

                  (c) the Substitution Adjustment Amount in connection with any deleted Mortgage Loan in that loan group received with respect to the Distribution Date,

                  (d) any insurance proceeds or liquidation proceeds allocable to recoveries of principal of Mortgage Loans in that loan group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date,

                  (e) with respect to each Mortgage Loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of the liquidation proceeds allocable to principal received with respect to the Mortgage Loan, and

                  (f) all partial and full principal prepayments by borrowers on the Mortgage Loans in that loan group received during the related Prepayment Period, including the principal portion of the purchase price of any Mortgage Loan in that loan group that was repurchased due to modification of the Mortgage Rate, and

           (ii) (A) any Subsequent Recoveries with respect to the Mortgage Loans in that loan group received during the calendar month preceding the month of the Distribution Date, or (B) with respect to Subsequent Recoveries attributable to a Discount Mortgage Loan in that loan group that incurred (1) an Excess Loss or (2) a Realized Loss after the related Senior Credit Support Depletion Date, the Non-PO Percentage of any Subsequent Recoveries received during the calendar month preceding the month of such Distribution Date.

           Senior Principal Distribution Amount. On each Distribution Date before the Senior Credit Support Depletion Date, the Non-PO Formula Principal Amount for a loan group, up to the amount of the related Senior

Principal Distribution Amount for the Distribution Date will be distributed as principal of the following classes of senior certificates, in the following order of priority:

           (a)    with respect to loan group 1, sequentially, as follows:

                  first, to the Class A-R Certificates, until its Class
            Certificate Balance is reduced to zero; and

                  second, to the Class 1-A-1 Certificates until its Class
            Certificate Balance is reduced to zero;

           (b)    with respect to loan group 2, sequentially, as follows:

                 first, concurrently, to the Class 2-A-10 and Class 2-A-11 Certificates, pro rata, the Priority Amount, until their respective Class Certificate Balances are reduced to zero;

                 second, concurrently:

                       (x) 39.2395139161%, to the following classes of
                 certificates in the following order of priority:

                                         (i) in an amount up to $1,000 for
                              each Distribution Date, to the Class 2-A-1
                              Certificates until its Class Certificate
                              Balance is reduced to zero;

                                         (ii) in an amount up to $295,909 for
                              each Distribution Date, to the Class 2-A-3
                              Certificates until its Class Certificate
                              Balance is reduced to zero; and

                                         (iii) sequentially, to the Class
                              2-A-1, Class 2-A-3 and Class 2-A-4
                              Certificates, in that order, until their respective Class Certificate Balances are reduced to zero;

                       (y) 34.1223652866%, to the following classes of
                 certificates in the following order of priority:

                                         (i) to the Class 2-A-5 and Class
                              2-A-6 Certificates, in that order, in an amount up to the amount necessary to reduce their aggregate Class Certificate Balance to their Aggregate Targeted Balance for that distribution date;

                                         (ii) concurrently, to the Class
                              2-A-7 and Class 2-A-8 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero; and

                                         (iii) sequentially, to the Class
                              2-A-5 and Class 2-A-6 Certificates, in that order, without regard to their Aggregate Targeted Balance and until their respective Class Certificate Balances are reduced to zero; and

                       (z) 26.6381207973% to the Class 2-A-9 Certificates
                 until its Class Certificate Balance is reduced to zero; and

                 third, concurrently, to the Class 2-A-10 and Class 2-A-11 Certificates, pro rata, without regard to the Priority Amount, until their Class Certificate Balances are reduced to zero.

           On each Distribution Date on and after the Senior Credit Support Depletion Date, the Non-PO Formula Principal Amount for loan group 2 will be distributed, concurrently as principal of the classes of Senior Certificates in the related senior certificate group (other than the Notional Amount Certificates and the Class 2-PO Certificates), pro rata, in accordance with their respective Class Certificate Balances immediately before that Distribution Date.

           In addition to the amounts set forth above, the Class 1-A-1 Certificates are entitled to receive on each Distribution Date the amount of all prepayment charges on the Group 1 Mortgage Loans received during the related Prepayment Period.

           The capitalized terms used in this free writing prospectus shall have the following meanings:

           The "Aggregate Targeted Balance" for any Distribution Date is the amount set forth on the Principal Balance Schedule attached to this free writing prospectus as Schedule 2 (the "Principal Balance Schedule").

           The "Priority Amount" for any Distribution Date will equal the sum of (i) the product of (A) the Scheduled Principal Distribution Amount, (B) the Shift Percentage and (C) the Priority Percentage and (ii) the product of (A) the Unscheduled Principal Distribution Amount for loan group 2, (B) the Priority Percentage and (C) the Shift Percentage.

           "Scheduled Principal Distribution Amount" for any Distribution Date and loan group 2 will equal the Senior Percentage of the Non-PO Percentage of all amounts described in subclauses (a) through (d) of clause (i) of the definition of Non-PO Formula Principal Amount for loan group 2 for that Distribution Date; provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained with respect to a Mortgage Loan in that loan group that is not a Liquidated Mortgage Loan, the Scheduled Principal Distribution Amount will be reduced on the related Distribution Date by the applicable Non-PO Percentage of the principal portion of that Bankruptcy Loss.

           The "Unscheduled Principal Distribution Amount" for any Distribution Date and loan group 2, the Non-PO Percentage of the sum of the amounts described in subclauses (e) and (f) of clause (i) and clause (ii) of the definition of Non-PO Formula Principal Amount for that loan group for that Distribution Date.

           "Priority Percentage" for any Distribution Date will equal the percentage equivalent of a fraction, the numerator of which is the aggregate Class Certificate Balance of the Class 2-A-10 and Class 2-A-11 Certificates immediately prior to such Distribution Date, and the denominator of which is equal to the Non-PO Percentage of the Stated Principal Balance of each group 2 mortgage loan as of the Due Date in the month preceding the month of such Distribution Date (after giving effect to principal prepayments received in the Prepayment Period that ends during such Due Period).

           "Shift Percentage" for any Distribution Date occurring during the five years beginning on the first Distribution Date will equal 0%. Thereafter, the Shift Percentage for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows: for any Distribution Date in the first year thereafter, 30%; for any Distribution Date in the second year thereafter, 40%; for any Distribution Date in the third year thereafter, 60%; for any Distribution Date in the fourth year thereafter, 80%; and for any Distribution Date thereafter, 100%.

           The "Senior Credit Support Depletion Date" is the date on which the Class Certificate Balance of each class of subordinated certificates has been reduced to zero.

           "Prepayment Period" means for any Distribution Date and Due Date, the period commencing on the sixteenth day of the prior calendar month (or, in the case of the first Distribution Date, the Cut-off Date) and ending on the fifteenth day of the calendar month in which such Distribution Date occurs.

           The "Senior Principal Distribution Amount" for any Distribution Date and loan group will equal the sum of

           (i) the related Senior Percentage of the Non-PO Percentage of all amounts described in subclauses (a) through (d) of clause (i) of the definition of Non-PO Formula Principal Amount for that loan group and Distribution Date,

           (ii) for each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the lesser of

                  o the Senior Percentage of the applicable Non-PO Percentage of the Stated Principal Balance of the Mortgage Loan, and

                  o     either

                        o if no Excess Losses were sustained on a Liquidated Mortgage Loan during the preceding calendar month, the Senior Prepayment Percentage of the applicable Non-PO Percentage of the amount of the liquidation proceeds allocable to principal received on the Mortgage Loan or

                        o if an Excess Loss were sustained on the Liquidated Mortgage Loan during the preceding calendar month, the Senior Percentage of the applicable Non-PO Percentage of the amount of the liquidation proceeds allocable to principal received on the Mortgage Loan, and

           (iii) the Senior Prepayment Percentage of the applicable Non-PO Percentage of amounts described in subclause (f) of clause (i) of the definition of Non-PO Formula Principal Amount for that loan group and Distribution Date; and

           (iv) the Senior Prepayment Percentage of any Subsequent Recoveries described in clause (ii) of the definition of Non-PO Formula Principal Amount for that loan group and Distribution Date;

provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained on a Mortgage Loan that is not a Liquidated Mortgage Loan, the related Senior Principal Distribution Amount will be reduced on the related Distribution Date by the related Senior Percentage of the applicable Non-PO Percentage of the principal portion of the Bankruptcy Loss.

           Notwithstanding the foregoing definition of Senior Principal Distribution Amount, on any Distribution Date after the Senior Termination Date, the Senior Principal Distribution Amount for the remaining senior certificates will be calculated pursuant to the above formula based on all of the Mortgage Loans in the mortgage pool, as opposed to the Mortgage Loans in the related loan group.

           "Stated Principal Balance" means for any Mortgage Loan and any Due Date, the unpaid principal balance of the Mortgage Loan as of that Due Date, as specified in its amortization schedule at the time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to (i) previous partial prepayments of principal and the payment of principal due on that Due Date, irrespective of any delinquency in payment by the related mortgagor and (ii) liquidation proceeds allocable to principal received in the prior calendar month and prepayments of principal received through the last day of the Prepayment Period in which the Due Date occurs, in each case, with respect to that Mortgage Loan. The pool principal balance equals the aggregate Stated Principal Balance of the Mortgage Loans.

           The "Senior Percentage" for any senior certificate group and Distribution Date is the percentage equivalent of a fraction, the numerator of which is the aggregate Class Certificate Balance of the senior certificates of such senior certificate group (other than the Class 2-PO Certificates and the Notional Amount Certificates) immediately before the Distribution Date and the denominator of which is the aggregate of the applicable Non-PO Percentage of the Stated Principal Balance of each Mortgage Loan in the related loan group as of the Due Date occurring in the month prior to the month of that Distribution Date (after giving effect to prepayments in the Prepayment Period related to that Due Date); provided, however, that on any Distribution Date after the Senior Termination Date, the Senior Percentage of the remaining senior certificate group is the percentage equivalent of a fraction, the numerator of which is the aggregate Class Certificate Balance of the Certificates (other than the Class 2-PO Certificates and the Notional Amount Certificates) of such remaining senior certificate group immediately prior to such date and the denominator of which is the aggregate Class Certificate Balance of all classes of certificates (other than the Class 2-PO Certificates and the Notional Amount Certificates) immediately prior to such Distribution Date. For any Distribution Date on or prior to the Senior Termination Date, the "Subordinated Percentage" for the portion of the subordinated certificates relating to a loan group will be calculated as the difference between 100% and the Senior Percentage of the senior certificate group relating to that loan group on such Distribution Date. After a Senior Termination Date, the "Subordinated Percentage" will represent the entire interest of the subordinated certificates in the mortgage pool and will be calculated as the difference between 100% and the Senior Percentage for such Distribution Date.

           The "Senior Prepayment Percentage" of a senior certificate group for any Distribution Date occurring during the five years beginning on the first Distribution Date will equal 100%. Thereafter, each Senior Prepayment Percentage will be subject to gradual reduction as described in the following paragraph. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates (other than the Class 2-PO Certificates and the Notional Amount Certificates) that receive these unscheduled payments of principal while, in the absence of Realized Losses, increasing the interest in the pool principal balance evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates. The "Subordinated Prepayment Percentage" for a loan group as of any Distribution Date will be calculated as the difference between 100% and the related Senior Prepayment Percentage on that Distribution Date.

           The Senior Prepayment Percentage of a senior certificate group for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows: for any Distribution Date in the first year thereafter, the related Senior Percentage plus 70% of the related Subordinated Percentage for the Distribution Date; for any Distribution Date in the second year thereafter, the related Senior Percentage plus 60% of the related Subordinated Percentage for the Distribution Date; for any Distribution Date in the third year thereafter, the related Senior Percentage plus 40% of the related Subordinated Percentage for the Distribution Date; for any Distribution Date in the fourth year thereafter, the related Senior Percentage plus 20% of the related Subordinated Percentage for the Distribution Date; and for any Distribution Date thereafter, the related Senior Percentage for the Distribution Date (unless on any Distribution Date the Senior Percentage of a senior certificate group exceeds the initial Senior Percentage of such senior certificate group, in which case each Senior Prepayment Percentage for the Distribution Date will once again equal 100%).

           Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage for either loan group will occur unless both of the step down conditions listed below are satisfied with respect to both loan groups:

o the outstanding principal balance of all Mortgage Loans in a loan group delinquent 60 days or more (averaged over the preceding six month period) (including any Mortgage Loans subject to foreclosure proceedings, real estate owned by the issuing entity and Mortgage Loans the mortgagors of which are in bankruptcy), as a percentage of (a) if such date is on or prior to the Senior Termination Date, the Subordinated Percentage for that loan group of the aggregate of the applicable Non-PO Percentage of the aggregate Stated Principal Balance of the related Mortgage Loans or (b) if such date is after the Senior Termination Date, the aggregate Class Certificate Balance of the subordinated certificates immediately prior to that Distribution Date, does not equal or exceed 50%; and

o cumulative Realized Losses on the Mortgage Loans in each loan group do not exceed

      o commencing with the Distribution Date on the fifth anniversary of the first Distribution Date, 30% of (i) if such date is on or prior to the Senior Termination Date, the Subordinated Percentage for that loan group of the aggregate of the applicable Non-PO Percentage of the Stated Principal Balances of the Mortgage Loans in that loan group, in each case as of the Cut-off Date or (ii) if such date is after the Senior Termination Date, the aggregate Class Certificate Balance of the subordinated certificates as of the closing date (in either case, the "original subordinate principal balance"),

      o commencing with the Distribution Date on the sixth anniversary of the first Distribution Date, 35% of the original subordinate principal balance,

      o commencing with the Distribution Date on the seventh anniversary of the first Distribution Date, 40% of the original subordinate principal balance,

      o commencing with the Distribution Date on the eighth anniversary of the first Distribution Date, 45% of the original subordinate principal balance, and

      o commencing with the Distribution Date on the ninth anniversary of the first Distribution Date, 50% of the original subordinate principal balance.

           The "Senior Termination Date" for a senior certificate group is the date on which the aggregate Class Certificate Balance of the senior certificates of such senior certificate group is reduced to zero.

           If on any Distribution Date the allocation to the class or classes of senior certificates (other than the Class 2-PO Certificates) then entitled to distributions of principal and other amounts in the percentages required above would reduce the outstanding Class Certificate Balance of the class or classes below zero, the distribution to the class or classes of certificates of the related Senior Percentage and Senior Prepayment Percentage of those amounts for the Distribution Date will be limited to the percentage necessary to reduce the related Class Certificate Balance(s) to zero.

           Cross-Collateralization. If on any Distribution Date the aggregate Class Certificate Balance of the senior certificates of a senior certificate group after giving effect to distributions to be made on that Distribution Date, is greater than the Non-PO Pool Balance for that loan group (any such group, the "Undercollateralized Group"), all amounts otherwise distributable as principal to the subordinated certificates (or, following the Senior Credit Support Depletion Date, the amounts described in the following sentence) will be distributed as principal to the senior certificates of the Undercollateralized Group, other than the Class 2-PO Certificate, until the aggregate Class Certificate Balance of the senior certificates, other than the Class 2-PO Certificate, of the Undercollateralized Group equals the Non-PO Pool Balance for that loan group (such distribution, an "Undercollateralization Distribution"). If the senior certificates of a senior certificate group constitute an Undercollateralized Group on any Distribution Date following the Senior Credit Support Depletion Date, Undercollateralization Distributions will be made from the excess of the Available Funds for the other loan group remaining after all required amounts for that Distribution Date have been distributed to the senior certificates, other than the Class 2-PO Certificates, of that related senior certificate group. Accordingly, the subordinated certificates will not receive distributions of principal until each Undercollateralized Group is no longer undercollateralized.

           The "Non-PO Pool Balance" for a loan group and any Due Date is equal to the excess, if any, of (x) the aggregate Stated Principal Balance of all Mortgage Loans in the related loan group over (y) the sum of the PO Percentage of the Stated Principal Balance of each Discount Mortgage Loan in that loan group.

           All distributions described in this "Cross-Collateralization" section will be made in accordance with the priorities set forth under "Distributions on the Certificates -- Principal -- Senior Principal Distribution Amount" above and "-- Subordinated Principal Distribution Amount" below.

           Subordinated Principal Distribution Amount. On each Distribution Date and with respect to both loan groups, to the extent of Available Funds, the Non-PO Formula Principal Amount for each loan group, up to the amount of the Subordinated Principal Distribution Amount for each loan group for the Distribution Date, will be distributed as principal of the subordinated certificates. Except as provided in the next paragraph, each class of subordinated certificates will be entitled to receive its pro rata share of the Subordinated Principal Distribution Amount from both loan groups (based on its respective Class Certificate Balance), in each case to the extent of the amount available from Available Funds from both loan groups for distribution of principal. Distributions of principal of the subordinated certificates' pro rata share of the Subordinated Principal Distribution Amount will be made sequentially to the classes of subordinated certificates in the order of their numerical class designations, beginning with the Class B-1 Certificates, until their respective Class Certificate Balances are reduced to zero.

           With respect to each class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest priority of distribution), if on any Distribution Date the sum of the Class Subordination Percentages of such class and all classes of subordinated certificates that have lower priorities of distribution than that class (the "Applicable Credit Support Percentage") is less than the Applicable Credit Support Percentage for that class on the date of issuance of the certificates (the "Original Applicable Credit Support Percentage"), no distribution of partial principal prepayments and principal prepayments in full will be made to any of those classes (the "Restricted Classes") and the amount of partial principal prepayments and principal prepayments in full otherwise distributable to the Restricted Classes will be allocated among the remaining classes of subordinated certificates, pro rata, based upon their respective Class Certificate Balances, and distributed in the sequential order described above.

           The "Class Subordination Percentage" with respect to any Distribution Date and each class of subordinated certificates, will equal the fraction (expressed as a percentage) the numerator of which is the Class Certificate Balance of that class of subordinated certificates immediately before the Distribution Date and the denominator of which is the aggregate Class Certificate Balance of all classes of certificates immediately before the Distribution Date.

           The approximate Original Applicable Credit Support Percentages for the subordinated certificates on the date of issuance of the certificates are expected to be as follows:

                        Class B-1.........................    8.20%
                        Class B-2.........................    4.60%
                        Class B-3.........................    3.10%
                        Class B-4.........................    2.10%
                        Class B-5.........................    1.25%
                        Class B-6.........................    0.50%

           The "Subordinated Principal Distribution Amount" for any Distribution Date and loan group will equal the sum of:

      o the related Subordinated Percentage of the applicable Non-PO Percentage of all amounts described in subclauses (a) through (d) of clause (i) of the definition of Non-PO Formula Principal Amount for that loan group and Distribution Date,

      o for each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the applicable Non-PO Percentage of the portion of the liquidation proceeds allocable to principal received on the Mortgage Loan, after application of the amounts pursuant to clause
           (ii) of the definition of Senior Principal Distribution Amount, up to the related Subordinated Percentage of the applicable Non-PO Percentage of the Stated Principal Balance of the Mortgage Loan,

      o the Subordinated Prepayment Percentage of the applicable Non-PO Percentage of the amounts described in subclause (f) of clause (i) of the definition of Non-PO Formula Principal Amount for that loan group and Distribution Date, and

      o the Subordinated Prepayment Percentage of any Subsequent Recoveries described in clause (ii) of the definition of Non-PO Formula Principal Amount for that loan group and Distribution Date, reduced by the amount of any payments in respect of Class 2-PO Deferred Amounts on the Distribution Date.

           On any Distribution Date after the Senior Termination Date, the Subordinated Principal Distribution Amount will not be calculated by loan group but will equal the amount calculated pursuant to the formula set forth above based on the applicable Subordinated Percentage or Subordinated Prepayment Percentage, as applicable, for the subordinated certificates for such Distribution Date with respect to all of the Mortgage Loans in the mortgage pool as opposed to the Mortgage Loans in the related loan group.

           Residual Certificates. The Class A-R Certificates will remain outstanding for so long as the issuing entity shall exist, regardless of whether they are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution Date, the holders of the Class A-R Certificates will be entitled to receive any Available Funds for any loan group remaining after payment of interest and principal on the senior certificates and Class 2-PO Deferred Amounts on the Class 2-PO Certificates and interest and principal on the subordinated certificates, as described above. It is not anticipated that there will be any significant amounts remaining for that distribution.

           Class 2-PO Principal Distribution Amount. On each Distribution Date, distributions of principal of the Class 2-PO Certificates will be made in an amount equal to the lesser of (x) the PO Formula Principal Amount for the Distribution Date and (y) the product of

      o Available Funds for loan group 2 remaining after distribution of interest on the senior certificates, and

      o a fraction, the numerator of which is the PO Formula Principal Amount and the denominator of which is the sum of the PO Formula Principal Amount and the Senior Principal Distribution Amount for loan group 2.

           If the Class 2-PO Principal Distribution Amount on a Distribution Date is calculated as provided in clause (y) above, principal distributions to holders of the group 2 senior certificates (other than the Notional Amount Certificates and the Class 2- PO Certificates) will be in an amount equal to the product of Available Funds for loan group 2 remaining after distribution of interest on the group 2 senior certificates and a fraction, the numerator of which is the Senior Principal Distribution Amount for loan group 2 and the denominator of which is the sum of that Senior Principal Distribution Amount and the PO Formula Principal Amount.

           The "PO Formula Principal Amount" for any Distribution Date and the Class 2-PO Certificates will equal the sum of:

           (i)    the sum of the applicable PO Percentage of:

                  (a) all monthly payments of principal due on each group 2 mortgage loan on the related Due Date,

                  (b) the principal portion of the purchase price of each group 2 mortgage loan that was repurchased by the seller or another person pursuant to the pooling and servicing agreement as of the Distribution Date, excluding any group 2 mortgage loan that was repurchased due to a modification of the Mortgage Rate,

                  (c) the Substitution Adjustment Amount in connection with any deleted Mortgage Loan in loan group 2 received for the Distribution Date,

                  (d) any insurance proceeds or liquidation proceeds allocable to recoveries of principal of group 2 mortgage loans that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date,

                  (e) for each group 2 mortgage loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of liquidation proceeds allocable to principal received on the Mortgage Loan, and

                  (f) all partial and full principal prepayments by borrowers on the group 2 mortgage loans received during the related Prepayment Period, including the principal portion of the purchase price of any group 2 mortgage loan that was repurchased due to modification of the Mortgage Rate, and

           (ii) with respect to Subsequent Recoveries attributable to a Discount Mortgage Loan in loan group 2 that incurred (1) an Excess Loss or (2) a Realized Loss after the Senior Credit Support Depletion Date, the PO Percentage of any Subsequent Recoveries received during the calendar month preceding the month of that Distribution Date.

Allocation of Losses

           On each Distribution Date, the applicable PO Percentage of any Realized Loss, including any Excess Loss, on a Discount Mortgage Loan in loan group 2 will be allocated to the Class 2-PO Certificates, until its Class Certificate Balance is reduced to zero. The amount of any Realized Loss, other than an Excess Loss allocated in accordance with the previous sentence on or before the Senior Credit Support Depletion Date, will be treated as a "Class 2-PO Deferred Amount." To the extent funds are available on the Distribution Date or on any future Distribution Date from amounts that would otherwise be allocable from Available Funds of loan group 2 for the Subordinated Principal Distribution Amount, Class 2-PO Deferred Amounts will be paid on the Class 2-PO Certificates before distributions of principal on the subordinated certificates. Any distribution of Available Funds in loan group 2 in respect of unpaid Class 2-PO Deferred Amounts will not further reduce the Class Certificate Balance of the Class 2-PO Certificates. The Class 2-PO Deferred Amounts will not bear interest. The Class Certificates Balance of the class of subordinated certificates then outstanding with the highest numerical class designation will be reduced by the amount of any payments in respect of Class 2-PO Deferred Amounts. After the Senior Credit Support Depletion Date, no new Class 2-PO Deferred Amounts will be created.

           On each Distribution Date, the applicable Non-PO Percentage of any Realized Loss on the Mortgage Loans in a loan group, other than any Excess Loss, will be allocated first to the subordinated certificates, in the reverse order of their numerical class designations (beginning with the class of subordinated certificates then outstanding with the highest numerical class designation), in each case until the Class Certificate Balance of each class of subordinated certificates has been reduced to zero, and then to the senior certificates of the related senior certificate group (other than the Notional Amount Certificates and the Class 2-PO Certificates) pro rata, based upon their respective Class Certificate Balances, except that the applicable Non-PO Percentage of any Realized Losses on the Group 2 Mortgage Loans that would otherwise be allocated to the Class 2-A-10 Certificates will instead be allocated to the Class 2-A-11 Certificates, until its Class Certificate Balance is reduced to zero.

           On each Distribution Date, the applicable Non-PO Percentage of Excess Losses on the Mortgage Loans in a loan group will be allocated among the classes of senior certificates of the related senior certificate group and the subordinated certificates as follows:

o the applicable Senior Percentage of the Non-PO Percentage of such Excess Loss will be allocated among the classes of senior certificates in that senior certificate group (other than the Notional Amount Certificates and the Class 2-PO Certificates), pro rata, based on their Class Certificate Balances and

o the applicable Subordinated Percentage of the Non-PO Percentage of such Excess Loss will be allocated among the classes of subordinated certificates, pro rata, based on each class' share of the Assumed Balance for the applicable loan group.

           The share of the Assumed Balance for each class of subordinated certificates and a loan group will be based on the Class Certificate Balance of each class of subordinated certificates; provided, however, on any Distribution Date after the Senior Termination Date, such Excess Losses on the Mortgage Loans in the related loan group will be allocated to the subordinated certificates based upon their respective Class Certificate Balances; provided further, however, on any Distribution Date on and after the Senior Credit Support Depletion Date, the Non-PO Percentage of any Excess Loss on any Mortgage Loan will be allocated pro rata among the classes of senior certificates in the related senior certificate group. Unlike Realized Losses, the Non-PO Percentage of any Excess Losses on the Mortgage Loans in a loan group will be allocated proportionately among all related classes of certificates (other than the related Notional Amount Certificates and the Class 2-PO Certificates) including the Class 2-A-10 Certificates, without any reallocation of Excess Losses to the Class 2-A-11 Certificates.

           Because principal distributions are paid to some classes of certificates (other than the Class 2-PO Certificates and the Notional Amount Certificates) before other classes of certificates, holders of the certificates that are entitled to receive principal later bear a greater risk of being allocated Realized Losses on the Mortgage Loans than holders of classes that are entitled to receive principal earlier.

           In general, a "Realized Loss" means, for a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of liquidation proceeds applied to the principal balance of the related Mortgage Loan. "Excess Losses" are Special Hazard Losses in excess of the Special Hazard Loss Coverage Amount, Bankruptcy Losses in excess of the Bankruptcy Loss Coverage Amount and Fraud Losses in excess of the Fraud Loss Coverage Amount. "Bankruptcy Losses" are losses that are incurred as a result of Debt Service Reductions and Deficient Valuations. "Special Hazard Losses" are Realized Losses in respect of Special Hazard Mortgage Loans. "Fraud Losses" are losses sustained on a Liquidated Mortgage Loan by reason of a default arising from fraud, dishonesty or misrepresentation. See "Credit Enhancement -- Subordination" in this free writing prospectus.

           A "Liquidated Mortgage Loan" is a defaulted Mortgage Loan as to which the servicer has determined that all recoverable liquidation and insurance proceeds have been received. A "Special Hazard Mortgage Loan" is a Liquidated Mortgage Loan as to which the ability to recover the full amount due thereunder was substantially impaired by a hazard not insured against under a standard hazard insurance policy of the type described in the prospectus under "Credit Enhancement -- Special Hazard Insurance Policies." See "Credit Enhancement -- Subordination" in this free writing prospectus.

           "Subsequent Recoveries" are unexpected recoveries, net of reimbursable expenses, with respect to a Liquidated Mortgage Loan that resulted in a Realized Loss in a month prior to the month of receipt of such recoveries.

           The pooling and servicing agreement does not permit the allocation of Realized Losses to the Class P Certificates.


                              Credit Enhancement

Subordination

           Any Realized Losses, other than Excess Losses, that would otherwise be allocated to the Class 2-A-10 Certificates will instead be allocated to the Class 2-A-11 Certificates until its Class Certificate Balance is reduced to zero. See "Description of the Certificates--Allocation of Losses" in this free writing prospectus.

           The rights of the holders of the subordinated certificates to receive distributions with respect to the Mortgage Loans will be subordinated to the rights of the holders of the senior certificates and the rights of the holders of each class of subordinated certificates (other than the Class B-1 Certificates) to receive the distributions that are allocated to the subordinated certificates will be further subordinated to the rights of the class or classes of subordinated certificates with lower numerical class designations, in each case only to the extent described in this free writing prospectus. The subordination of the subordinated certificates to the senior certificates and the subordination of the classes of subordinated certificates with higher numerical class designations to those with lower numerical class designations is intended to increase the likelihood of receipt, respectively, by the senior certificateholders and the holders of the subordinated certificates with lower numerical class designations of the maximum amount to which they are entitled on any Distribution Date and to provide the holders protection against Realized Losses, other than Excess Losses. In addition, the subordinated certificates will provide limited protection against Special Hazard Losses, Bankruptcy Losses and Fraud Losses up to the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount, respectively, as described in the following paragraphs. The applicable Non-PO Percentage of Realized Losses, other than Excess Losses, on the Mortgage Loans will be allocated to the subordinated certificates then outstanding with the highest numerical class designation. In addition, the Certificate Balance of the subordinated certificates having the highest numerical designation will be reduced by the amount of distributions on the Class 2-PO Certificates in reimbursement for Class 2-PO Deferred Amounts.

           The subordinated certificates will provide limited protection to the classes of certificates of higher relative priority against

o Special Hazard Losses in an initial amount expected to be up to approximately $6,378,822.16 (the "Special Hazard Loss Coverage Amount"),

o Bankruptcy Losses in an initial amount expected to be up to approximately $237,634.90 (the "Bankruptcy Loss Coverage Amount"), and

o Fraud Losses in an initial amount expected to be up to approximately $19,136,466.48 (the "Fraud Loss Coverage Amount").

           The Special Hazard Loss Coverage Amount will be reduced, from time to time, to be an amount equal on any Distribution Date to the lesser of

o that Special Hazard Loss Coverage Amount as of the closing date less the amount, if any, of losses attributable to Special Hazard Mortgage Loans, incurred since the closing date, or

o     the greatest of

                  o 1% of the aggregate of the principal balances of the Mortgage Loans,

                  o     twice the principal balance of the largest Mortgage
                        Loan, and

                  o the aggregate principal balances of the Mortgage Loans, secured by mortgaged properties located in the single California postal zip code area having the highest aggregate principal balance of any ZIP code area.

All principal balances for the purpose of this definition will be calculated as of the first day of the month before the month in which the Distribution Date occurs after giving effect to scheduled installments of principal and interest on the Mortgage Loans then due, whether or not paid.

           The Fraud Loss Coverage Amount will be reduced, from time to time, by the amount of Fraud Losses allocated to the Certificates. In addition, the Fraud Loss Coverage Amount will be reduced on the fifth anniversary of the Cut-off Date, to zero and on the first, second, third and fourth anniversaries of the Cut-off Date, to an amount equal to the lesser of:

o 2% of the then current pool principal balance, in the case of the first such anniversary and 1% as of the second, third and fourth such anniversaries,

and

o     the excess of:

           o the Fraud Loss Coverage Amount as of the preceding anniversary of the Cut-off Date over

           o the cumulative amount of Fraud Losses allocated to the certificates since the preceding anniversary.

           The Bankruptcy Loss Coverage Amount will be reduced, from time to time, by the amount of Bankruptcy Losses allocated to the subordinated certificates.

           The amount of coverage provided by the subordinated certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses may be cancelled or reduced from time to time for each of the risks covered, provided that the then current ratings of the certificates assigned by the rating agencies are not adversely affected as a result. In addition, a reserve fund or other form of credit enhancement may be substituted for the protection provided by the subordinated certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses.

           A "Deficient Valuation" is a bankruptcy proceeding whereby the bankruptcy court may establish the value of the mortgaged property at an amount less than the then outstanding principal balance of the Mortgage Loan secured by the mortgaged property or may reduce the outstanding principal balance of a Mortgage Loan. In the case of a reduction in that value of the mortgaged property, the amount of the secured debt could be reduced to that value, and the holder of the Mortgage Loan thus would become an unsecured creditor to the extent the outstanding principal balance of the Mortgage Loan exceeds the value so assigned to the mortgaged property by the bankruptcy court. In addition, other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including the reduction (a "Debt Service Reduction") of the amount of the monthly payment on the Mortgage Loan. However, none of these shall be considered a Debt Service Reduction or Deficient Valuation so long as the servicer is pursuing any other remedies that may be available with respect to the Mortgage Loan and either the Mortgage Loan has not incurred payment default or scheduled monthly payments of principal and interest are being advanced by the servicer without giving effect to any Debt Service Reduction or Deficient Valuation.

                                  Schedule 1

                             MORTGAGE LOAN TABLES


                                    Group 1



               Mortgage Rates for the Group 1 Mortgage Loans (1)
------------------------------------------------------------------------------

                                                        Percent of
                                                         Aggregate
                                                         Principal
                                                          Balance
                          Number of      Aggregate      Outstanding
                            Group 1      Principal     of the Group
Range of Mortgage Rates    Mortgage       Balance       1 Mortgage
          (%)                Loans      Outstanding        Loans
------------------------------------------------------------------------------
5.001 - 5.500...........         3     $    880,650         0.20%
5.501 - 6.000...........        79       19,476,571         4.51
6.001 - 6.500...........       401       92,276,638        21.35
6.501 - 7.000...........       610      126,790,376        29.33
7.001 - 7.500...........       541       99,265,519        22.96
7.501 - 8.000...........       327       56,818,565        13.14
8.001 - 8.500...........       131       19,631,449         4.54
8.501 - 9.000...........        75       12,075,473         2.79
9.001 - 9.500...........        21        4,283,390         0.99
9.501 - 10.000..........         4          810,321         0.19
                          ----------------------------------------------------
    Total:                   2,192     $432,308,953       100.00%
                             =====     ============       =======

--------------
(1) The Mortgage Rates listed in the preceding table include lender acquired mortgage insurance premiums. As of the Cut-off Date, the weighted average Mortgage Rate of the group 1 mortgage loans was approximately 7.063% per annum. As of the Cut-off Date, the weighted average Mortgage Rate of the group 1 mortgage loans net of the interest premium charged by the lender was approximately 7.041% per annum.


         Current Principal Balances for the Group 1 Mortgage Loans (1)
------------------------------------------------------------------------------

                                                         Percent of
                                                          Aggregate
                                                          Principal
                                                           Balance
                            Number of     Aggregate       Outstanding
Range of Current Group 1    Group 1       Principal      of the Group
 Mortgage Loan Principal    Mortgage       Balance        1 Mortgage
       Balances ($)           Loans      Outstanding        Loans
------------------------------------------------------------------------------
0.01 - 50,000.00........          47    $  2,033,952          0.47%
50,000.01 - 100,000.00..         308      23,820,115          5.51
100,000.01 - 150,000.00.         478      60,103,834         13.90
150,000.01 - 200,000.00.         424      74,197,462         17.16
200,000.01 - 250,000.00.         334      74,878,111         17.32
250,000.01 - 300,000.00.         253      69,623,906         16.11
300,000.01 - 350,000.00.         172      55,931,461         12.94
350,000.01 - 400,000.00.         110      41,303,317          9.55
400,000.01 - 450,000.00.          42      17,442,977          4.03
450,000.01 - 500,000.00.          11       5,163,750          1.19
500,000.01 - 550,000.00.           4       2,115,100          0.49
550,000.01 - 600,000.00.           3       1,754,617          0.41
600,000.01 - 650,000.00.           5       3,160,350          0.73
750,000.01 - 1,000,000.00          1         780,000          0.18
                          ----------------------------------------------------
    Total:                     2,192    $432,308,953        100.00%
                               =====    ============        =======

--------------
(1) As of the Cut-off Date, the average principal balance of the group 1 mortgage loans was approximately $197,221.



       Original Loan-to-Value Ratios for the Group 1 Mortgage Loans (1)
------------------------------------------------------------------------------

                                                        Percent of
                                                         Aggregate
                                                         Principal
                                                          Balance
                         Number of       Aggregate       Outstanding
  Range of Original       Group 1        Principal      of the Group
 Loan-To-Value Ratios    Mortgage        Balance        1 Mortgage
          (%)              Loans       Outstanding         Loans
------------------------------------------------------------------------------
0.01 - 50.00.........          73    $ 13,811,160           3.19%
50.01 - 55.00........          19       4,219,890           0.98
55.01 - 60.00........          42      10,491,781           2.43
60.01 - 65.00........          82      21,346,495           4.94
65.01 - 70.00........         175      37,379,180           8.65
70.01 - 75.00........         179      38,801,490           8.98
75.01 - 80.00........       1,293     261,758,413          60.55
80.01 - 85.00........          43       6,346,013           1.47
85.01 - 90.00........         148      19,828,729           4.59
90.01 - 95.00........         110      16,289,394           3.77
95.01 - 100.00.......          28       2,036,408           0.47
                          ----------------------------------------------------
    Total:                  2,192    $432,308,953         100.00%
                            =====    ============         =======

--------------
(1) As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the group 1 mortgage loans was approximately 76.60%.



        Original Term to Stated Maturity for the Group 1 Mortgage Loans
                                      (1)
------------------------------------------------------------------------------

                                                        Percent of
                                                         Aggregate
                                                         Principal
                                                          Balance
                         Number of       Aggregate       Outstanding
  Range of Original       Group 1        Principal      of the Group
 Terms to Stated         Mortgage        Balance        1 Mortgage
 Maturity (Months)         Loans       Outstanding         Loans
------------------------------------------------------------------------------

240 - 300............         3       $    220,072           0.05%
301 - 360............      2189        432,088,881          99.95
                          ----------------------------------------------------
    Total:                2,192       $432,308,953         100.00%
                          =====       ============         =======

--------------
(1) As of the Cut-off Date, the weighted average original term to stated maturity of the group 1 mortgage loans was approximately 360 months.



     Remaining Term to Stated Maturity for the Group 1 Mortgage Loans (1)
------------------------------------------------------------------------------

                                                        Percent of
                                                         Aggregate
                                                         Principal
                                                          Balance
                         Number of       Aggregate       Outstanding
  Range of Remaining      Group 1        Principal      of the Group
   Terms to Stated       Mortgage        Balance        1 Mortgage
  Maturity (months)        Loans       Outstanding         Loans
------------------------------------------------------------------------------

181 - 240............            3     $    220,072         0.05%
301 - 360............         2189      432,088,881        99.95
                          ----------------------------------------------------
    Total:                   2,192     $432,308,953       100.00%
                             =====     ============       =======

--------------
(1) As of the Cut-off Date, the weighted average remaining term to stated maturity of the group 1 mortgage loans was approximately 357 months.

             Prepayment Charge Terms of the Group 1 Mortgage Loans
------------------------------------------------------------------------------

                                                        Percent of
                                                         Aggregate
                                                         Principal
                                                          Balance
                         Number of       Aggregate       Outstanding
                          Group 1        Principal      of the Group
  Prepayment Charge      Mortgage        Balance        1 Mortgage
    Term (months)          Loans       Outstanding         Loans
------------------------------------------------------------------------------
0....................          763     $130,808,840        30.26%
12...................          226       50,488,837        11.68
24...................           66       14,052,071         3.25
36...................        1,051      216,168,896        50.00
48...................            1          180,000         0.04
60...................           85       20,610,309         4.77
                          ----------------------------------------------------
    Total:                   2,192     $432,308,953       100.00%
                             =====     ============       =======



          Geographic Distribution of the Mortgaged Properties for the
                            Group 1 Mortgage Loans
------------------------------------------------------------------------------

                                                        Percent of
                                                         Aggregate
                                                         Principal
                                                          Balance
                         Number of       Aggregate       Outstanding
                          Group 1        Principal      of the Group
                         Mortgage        Balance        1 Mortgage
   Geographis Area         Loans       Outstanding         Loans
------------------------------------------------------------------------------
Alabama..............       16        $  1,956,822          0.45%
Alaska...............        1             343,920          0.08
Arizona..............       94          17,789,795          4.12
Arkansas.............        8             812,003          0.19
California...........      311          93,941,984         21.73
Colorado.............       59          11,293,792          2.61
Connecticut..........       26           5,818,813          1.35
Delaware.............        7           1,604,952          0.37
District of Columbia.        4             793,000          0.18
Florida..............      289          56,905,980         13.16
Georgia..............       92          12,980,555          3.00
Hawaii...............        4           1,066,000          0.25
Idaho................       21           3,112,224          0.72
Illinois.............       30           4,400,239          1.02
Indiana..............       19           1,649,172          0.38
Iowa.................        1             114,950          0.03
Kansas...............        4             458,949          0.11
Kentucky.............        8             943,015          0.22
Louisiana............        6             768,975          0.18
Maine................        8           1,320,595          0.31
Maryland.............       62          13,316,480          3.08
Massachusetts........       37           9,889,373          2.29
Michigan.............      158          21,562,925          4.99
Minnesota............       26           4,465,485          1.03
Mississippi..........        6             515,824          0.12
Missouri.............       11           1,415,139          0.33
Montana..............        4             543,990          0.13
Nebraska.............        3             342,350          0.08
Nevada...............      135          32,005,005          7.4
New Hampshire........       16           3,600,544          0.83
New Jersey...........       43          10,153,786          2.35
New Mexico...........        5             944,650          0.22
New York.............       30           8,276,089          1.91
North Carolina.......       32           3,905,051          0.90
Ohio.................       61           7,944,948          1.84
Oklahoma.............       19           2,140,587          0.5
Oregon...............       39           6,937,657          1.60
Pennsylvania.........       40           5,238,703          1.21
Rhode Island.........       14           3,309,491          0.77
South Carolina.......       24           2,922,436          0.68
South Dakota.........        1             110,175          0.03
Tennessee............       24           3,265,558          0.76
Texas................      130          16,626,782          3.85
Utah.................       37           6,316,166          1.46
Vermont..............        3             545,500          0.13
Virginia.............      119          28,627,871          6.62
Washington...........       74          14,402,945          3.33
West Virginia........       11           1,606,295          0.37
Wisconsin............       16           2,666,638          0.62
Wyoming..............        4             634,775          0.15
                         -----------------------------------------------------
    Total:               2,192        $432,308,953        100.00%
                         =====        ============        =======



      Mortgagors' FICO Credit Scores for the Group 1 Mortgage Loans (1)
------------------------------------------------------------------------------

                                                        Percent of
                                                         Aggregate
                                                         Principal
                                                          Balance
                         Number of       Aggregate       Outstanding
                          Group 1        Principal      of the Group
Range of FICO Credit     Mortgage        Balance        1 Mortgage
       Scores              Loans       Outstanding         Loans
------------------------------------------------------------------------------
601 - 620............           21     $  4,454,450          1.03%
621 - 640............          265       50,488,777         11.68
641 - 660............          338       64,164,992         14.84
661 - 680............          325       63,605,098         14.71
681 - 700............          345       67,270,649         15.56
701 - 720............          266       54,783,887         12.67
721 - 740............          221       42,830,989          9.91
741 - 760............          181       37,841,495          8.75
761 - 780............          135       26,622,155          6.16
781 - 800............           70       14,534,706          3.36
801 - 820............           23        5,109,406          1.18
Not Available........            2          602,350          0.14
                          ----------------------------------------------------
    Total:                   2,192     $432,308,953        100.00%
                             =====     ============        =======

--------------
(1) As of the Cut-off Date, the weighted average FICO Credit Score of the group 1 mortgage loans (not including the Mortgage Loans for which the FICO Credit Score is not available) was approximately 695.



         Types of Mortgaged Properties for the Group 1 Mortgage Loans
------------------------------------------------------------------------------

                                                        Percent of
                                                         Aggregate
                                                         Principal
                                                          Balance
                         Number of       Aggregate       Outstanding
                          Group 1        Principal      of the Group
                         Mortgage        Balance        1 Mortgage
   Property Type           Loans       Outstanding         Loans
------------------------------------------------------------------------------
Single Family Residence       1,352    $247,695,139        57.30%
Planned Unit Development
(PUD)................           404      88,286,190        20.42
Two- to  Four -Family
Residence............           217      56,323,887        13.03
Low Rise-Condominium.           187      33,874,532         7.84
Townhouse............            20       3,585,061         0.83
High Rise Condominium            12       2,544,144         0.59
                          ----------------------------------------------------
    Total:                    2,192    $432,308,953        100.00%
                              =====    ============        =======



                     Purpose of the Group 1 Mortgage Loans
------------------------------------------------------------------------------

                                                        Percent of
                                                         Aggregate
                                                         Principal
                                                          Balance
                         Number of       Aggregate       Outstanding
                          Group 1        Principal      of the Group
                         Mortgage        Balance        1 Mortgage
    Loan Purpose           Loans       Outstanding         Loans
------------------------------------------------------------------------------
Purchase...............     1,192     $227,090,295         52.53%
Refinance (Cash Out)...       772      163,046,223         37.72
Refinance (Rate/Term)..       228       42,172,435          9.76
                          ----------------------------------------------------
    Total:                  2,192     $432,308,953        100.00%
                            =====     ============        =======

              Occupancy Types for the Group 1 Mortgage Loans (1)
------------------------------------------------------------------------------

                                                        Percent of
                                                         Aggregate
                                                         Principal
                                                          Balance
                         Number of       Aggregate       Outstanding
                          Group 1        Principal      of the Group
                         Mortgage        Balance        1 Mortgage
   Occupancy Type          Loans       Outstanding         Loans
------------------------------------------------------------------------------
Primary..............       1,441      $296,560,621         68.60%
Investment...........         683       122,213,053         28.27
Second Home..........          68        13,535,279          3.13
                          ----------------------------------------------------
    Total:                  2,192      $432,308,953        100.00%
                            =====      ============        =======

--------------
(1) Based upon representations of the related mortgagors at the time of origination.



             Documentation Programs of the Group 1 Mortgage Loans
------------------------------------------------------------------------------

                                                        Percent of
                                                         Aggregate
                                                         Principal
                                                          Balance
                         Number of       Aggregate       Outstanding
                          Group 1        Principal      of the Group
                         Mortgage        Balance        1 Mortgage
   Type of Program         Loans       Outstanding         Loans
------------------------------------------------------------------------------
Stated Income........        846       $185,928,224        43.01%
No Income/No Asset...        569        109,856,889        25.41
Full/Alternate.......        555         85,188,187        19.71
No Ratio.............        222         51,335,654        11.87
                         -----------------------------------------------------
    Total:                 2,192       $432,308,953       100.00%
                           =====       ============       =======



                  Loan Age of the Group 1 Mortgage Loans (1)
------------------------------------------------------------------------------

                                                         Percent of
                                                         Aggregate
                                                         Principal
                                                          Balance
                         Number of      Aggregate        Outstanding
                          Group 1       Principal       of the Group
Range of Loan Ages       Mortgage       Balance         1 Mortgage
    (months)              Loans       Outstanding         Loans
------------------------------------------------------------------------------
0....................         239    $ 49,076,569          11.35%
1 - 5................        1767     359,958,880          83.26
6 - 10...............          82      14,978,734           3.46
11 - 15..............          94       7,672,246           1.77
16 - 20..............          10         622,524           0.14
                          ----------------------------------------------------
    Total:                  2,192    $432,308,953         100.00%
                            =====    ============         =======

--------------
(1) As of the Cut-off Date, the weighted average loan age of the group 1 mortgage loans was approximately three months.

                                 Loan Group 2



               Mortgage Rates for the Group 2 Mortgage Loans (1)
------------------------------------------------------------------------------

                                                        Percent of
                                                         Aggregate
                                                         Principal
                                                          Balance
                          Number of      Aggregate      Outstanding
                            Group 2      Principal     of the Group
Range of Mortgage Rates    Mortgage       Balance       2 Mortgage
          (%)                Loans      Outstanding        Loans
------------------------------------------------------------------------------
5.001 - 5.500........            4     $  2,421,150         1.18%
5.501 - 6.000........           38       28,878,378        14.05
6.001 - 6.500........          130       79,722,995        38.78
6.501 - 7.000........           94       55,060,690        26.78
7.001 - 7.500........           35       18,614,912         9.06
7.501 - 8.000........           12        7,339,704         3.57
8.001 - 8.500........           11        6,283,950         3.06
8.501 - 9.000........           12        6,691,484         3.26
9.001 - 9.500........            1          560,000         0.27
                          ----------------------------------------------------
    Total:                     337     $205,573,263       100.00%
                               ===     ============       =======
--------------
(1) As of the Cut-off Date, the weighted average Mortgage Rate of the group 2 mortgage loans was approximately 6.677% per annum.



         Current Principal Balances for the Group 2 Mortgage Loans (1)
------------------------------------------------------------------------------

                                                             Percent of
                                                              Aggregate
                                                              Principal
                                                               Balance
                               Number of      Aggregate      Outstanding
Range of Current Group 2        Group 2      Principal      of the Group
Mortgage Loan Principal        Mortgage       Balance        2 Mortgage
     Balances ($)                Loans      Outstanding         Loans
------------------------------------------------------------------------------
400,000.01 - 450,000.00......       47     $ 20,498,460          9.97%
450,000.01 - 500,000.00......       71       33,770,919         16.43
500,000.01 - 550,000.00......       62       32,611,289         15.86
550,000.01 - 600,000.00......       50       28,791,400         14.01
600,000.01 - 650,000.00......       37       23,426,556         11.40
650,000.01 - 700,000.00......       10        6,787,809          3.30
700,000.01 - 750,000.00......       13        9,447,050          4.60
750,000.01 - 1,000,000.00....       34       29,769,089         14.48
1,000,000.01 - 1,500,000.00..        8       10,459,691          5.09
1,500,000.01 - 2,000,000.00..        4        7,611,000          3.70
Greater than 2,000,000.01....        1        2,400,000          1.17
                          ----------------------------------------------------
    Total:                         337     $205,573,263        100.00%
                                   ===     ============        =======
--------------
(1) As of the Cut-off Date, the average principal balance of the group 2 mortgage loans was approximately $610,010.




       Original Loan-to-Value Ratios for the Group 2 Mortgage Loans (1)
------------------------------------------------------------------------------

                                                        Percent of
                                                         Aggregate
                                                         Principal
                                                          Balance
                          Number of      Aggregate      Outstanding
Range of Original           Group 2      Principal     of the Group
  Loan-To-Value            Mortgage       Balance       2 Mortgage
   Ratios (%)                Loans      Outstanding        Loans
------------------------------------------------------------------------------
 0.01 - 50.00........           15     $ 11,955,285         5.82%
50.01 - 55.00........           10        5,550,111         2.70
55.01 - 60.00........           18       11,122,875         5.41
60.01 - 65.00........           38       27,026,425        13.15
65.01 - 70.00........           42       30,581,763        14.88
70.01 - 75.00........           50       29,066,112        14.14
75.01 - 80.00........          155       85,697,142        41.69
80.01 - 85.00........            1          483,000         0.23
85.01 - 90.00........            8        4,090,550         1.99
                          ----------------------------------------------------
    Total:                     337     $205,573,263       100.00%
                               ===     ============       =======
--------------
(1) As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the group 2 mortgage loans was approximately 71.35%.



      Original Term to Stated Maturity for the Group 2 Mortgage Loans (1)
------------------------------------------------------------------------------

                                                        Percent of
                                                         Aggregate
                                                         Principal
                                                          Balance
                          Number of      Aggregate      Outstanding
Range of Original           Group 2      Principal     of the Group
 Terms to Stated           Mortgage       Balance       2 Mortgage
Maturity (Months)            Loans      Outstanding        Loans
------------------------------------------------------------------------------
301 - 360............          337     $205,573,263       100.00%
                          ----------------------------------------------------
    Total:                     337     $205,573,263       100.00%
                               ===     ============       =======
--------------
(1) As of the Cut-off Date, the weighted average original term to stated maturity of the group 2 mortgage loans was approximately 360 months.



     Remaining Term to Stated Maturity for the Group 2 Mortgage Loans (1)
------------------------------------------------------------------------------

                                                        Percent of
                                                         Aggregate
                                                         Principal
                                                          Balance
                          Number of      Aggregate      Outstanding
Range of Remaining          Group 2      Principal     of the Group
  Terms to Stated          Mortgage       Balance       2 Mortgage
Maturity (months)            Loans      Outstanding        Loans
------------------------------------------------------------------------------
301 - 360............          337     $205,573,263       100.00%
                          ----------------------------------------------------
    Total:                     337     $205,573,263       100.00%
                               ===     ============       =======
--------------
(1) As of the Cut-off Date, the weighted average remaining term to stated maturity of the group 2 mortgage loans was approximately 358 months.

             Prepayment Charge Terms of the Group 2 Mortgage Loans
-----------------------------------------------------------------------------
                                                        Percent of
                                                         Aggregate
                                                         Principal
                                                          Balance
                          Number of      Aggregate      Outstanding
                            Group 2      Principal     of the Group
Prepayment Charge          Mortgage       Balance       2 Mortgage
  Term (months)              Loans      Outstanding        Loans
------------------------------------------------------------------------------
0....................          214     $126,839,047        61.70%
12...................           31       22,557,321        10.97
24...................            3        1,988,000         0.97
36...................           79       47,322,347        23.02
60...................           10        6,866,547         3.34
                          ----------------------------------------------------
    Total:                     337     $205,573,263       100.00%
                               ===     ============       =======



          Geographic Distribution of the Mortgaged Properties for the
                            Group 2 Mortgage Loans
------------------------------------------------------------------------------

                                                        Percent of
                                                         Aggregate
                                                         Principal
                                                          Balance
                          Number of      Aggregate      Outstanding
                            Group 2      Principal     of the Group
                           Mortgage       Balance       2 Mortgage
Geographic Area              Loans      Outstanding        Loans
------------------------------------------------------------------------------
Alabama..............           1     $    479,575          0.23%
Arizona..............           5        3,747,119          1.82
California...........         137       85,646,027         41.66
Colorado.............           9        4,893,141          2.38
Connecticut..........           3        2,575,000          1.25
District of Columbia.           3        1,452,646          0.71
Florida..............          25       15,224,196          7.41
Georgia..............           4        2,569,280          1.25
Hawaii...............           6        3,400,000          1.65
Idaho................           1          980,000          0.48
Illinois.............           4        2,351,564          1.14
Indiana..............           1          464,000          0.23
Maryland.............          11        6,039,204          2.94
Massachusetts........           8        4,918,200          2.39
Michigan.............           5        4,123,457          2.01
Minnesota............           4        1,964,950          0.96
Montana..............           2        1,400,000          0.68
Nevada...............          12        5,956,697          2.90
New Hampshire........           1          820,000          0.40
New Jersey...........           7        3,743,200          1.82
New York.............          40       26,942,332         13.11
North Carolina.......           3        1,769,000          0.86
Pennsylvania.........           5        2,999,201          1.46
South Carolina.......           3        1,779,200          0.87
Tennessee............           1          499,300          0.24
Utah.................           1          560,000          0.27
Virginia.............          28       14,047,098          6.83
Washington...........           6        3,793,377          1.85
West Virginia........           1          435,500          0.21
                          ----------------------------------------------------
    Total:                    337     $205,573,263        100.00%
                              ===     ============        =======



      Mortgagors' FICO Credit Scores for the Group 2 Mortgage Loans (1)
------------------------------------------------------------------------------

                                                        Percent of
                                                         Aggregate
                                                         Principal
                                                          Balance
                          Number of      Aggregate      Outstanding
                            Group 2      Principal     of the Group
Range of FICO              Mortgage       Balance       2 Mortgage
Credit Scores                Loans      Outstanding        Loans
------------------------------------------------------------------------------
601 - 620............           3      $  1,946,600          0.95%
621 - 640............          16         9,067,752          4.41
641 - 660............          22        11,945,673          5.81
661 - 680............          43        24,435,131         11.89
681 - 700............          53        32,350,120         15.74
701 - 720............          42        26,785,588         13.03
721 - 740............          54        32,502,893         15.81
741 - 760............          35        20,759,895         10.10
761 - 780............          36        26,107,232         12.70
781 - 800............          24        14,564,379          7.08
801 - 820............           9         5,108,000          2.48
                          ----------------------------------------------------
    Total:                    337      $205,573,263        100.00%
                              ===      ============        =======
--------------
(1) As of the Cut-off Date, the weighted average FICO Credit Score of the group 2 mortgage loans was approximately 717.



         Types of Mortgaged Properties for the Group 2 Mortgage Loans
------------------------------------------------------------------------------

                                                        Percent of
                                                         Aggregate
                                                         Principal
                                                          Balance
                          Number of      Aggregate      Outstanding
                            Group 2      Principal     of the Group
                           Mortgage       Balance       2 Mortgage
Property Type                Loans      Outstanding        Loans
------------------------------------------------------------------------------
Single Family Residence        219     $132,269,835        64.34%
Planned Unit
Development (PUD)....           87       54,553,036        26.54
Two-to Four-Family
Residence............           15        9,693,750         4.72
Low Rise Condominium.           11        5,732,091         2.79
High Rise Condominium            3        2,201,050         1.07
Cooperative..........            2        1,123,500         0.55
                          ----------------------------------------------------
    Total:                     337     $205,573,263       100.00%
                               ===     ============       =======



                     Purpose of the Group 2 Mortgage Loans
------------------------------------------------------------------------------

                                                        Percent of
                                                         Aggregate
                                                         Principal
                                                          Balance
                          Number of      Aggregate      Outstanding
                            Group 2      Principal     of the Group
                           Mortgage       Balance       2 Mortgage
Loan Purpose                 Loans      Outstanding        Loans
------------------------------------------------------------------------------
Refinance (Cash Out).          169    $ 98,719,701         48.02%
Purchase.............          118      74,328,471         36.16
Refinance (Rate/Term)           50      32,525,091         15.82
                          ----------------------------------------------------
    Total:                     337     $205,573,263       100.00%
                               ===     ============       =======
--------------

              Occupancy Types for the Group 2 Mortgage Loans (1)
------------------------------------------------------------------------------

                                                        Percent of
                                                         Aggregate
                                                         Principal
                                                          Balance
                          Number of      Aggregate      Outstanding
                            Group 2      Principal     of the Group
                           Mortgage       Balance       2 Mortgage
Occupancy Type               Loans      Outstanding        Loans
------------------------------------------------------------------------------
Primary..............         298     $182,242,583        88.65%
Investment...........          26       14,483,908         7.05
Second Home..........          13        8,846,772         4.30
                          ----------------------------------------------------
    Total:                    337     $205,573,263       100.00%
                              ===     ============       =======
--------------
(1) Based upon representations of the related mortgagors at the time of origination.



             Documentation Programs of the Group 2 Mortgage Loans
------------------------------------------------------------------------------

                                                        Percent of
                                                         Aggregate
                                                         Principal
                                                          Balance
                          Number of      Aggregate      Outstanding
                            Group 2      Principal     of the Group
                           Mortgage       Balance       2 Mortgage
Type of Program              Loans      Outstanding        Loans
------------------------------------------------------------------------------
Stated Income........          176     $114,378,922        55.64%
Full/Alternate.......           92       52,387,366        25.48
No Income/No Asset...           40       22,347,650        10.87
No Ratio.............           29       16,459,325         8.01
                          ----------------------------------------------------
    Total:                     337     $205,573,263       100.00%
                               ===     ============       =======



                  Loan Age of the Group 2 Mortgage Loans (1)
------------------------------------------------------------------------------

                                                        Percent of
                                                         Aggregate
                                                         Principal
                                                          Balance
                          Number of      Aggregate      Outstanding
                            Group 2      Principal     of the Group
Range of Loan Ages         Mortgage       Balance       2 Mortgage
   (months)                  Loans      Outstanding        Loans
------------------------------------------------------------------------------
0....................          54    $ 31,279,100          15.22%
1 - 5................         280     169,399,163          82.40
6 - 10...............           3       4,895,000           2.38
                          ----------------------------------------------------
    Total:                     337     $205,573,263       100.00%
                               ===     ============       =======
--------------
(1) As of the Cut-off Date, the weighted average loan age of the group 2 mortgage loans was approximately two months.

                           Aggregate Mortgage Loans


                   Mortgage Rates of the Mortgage Loans (1)
------------------------------------------------------------------------------

                                                        Percent of
                                                         Aggregate
                                                         Principal
                                                          Balance
                                                        Outstanding
                                                          of the
                          Number of      Aggregate       Aggregate
                            Group        Principal         Group
Range of Mortgage Rates    Mortgage       Balance        Mortgage
          (%)                Loans      Outstanding        Loans
------------------------------------------------------------------------------
5.001 to 5.500.......         7        $   3,301,800        0.52%
5.501 to 6.000.......       117           48,354,949        7.58
6.001 to 6.500.......       531          171,999,633       26.96
6.501 to 7.000.......       704          181,851,066       28.51
7.001 to 7.500.......       576          117,880,432       18.48
7.501 to 8.000.......       339           64,158,269       10.06
8.001 to 8.500.......       142           25,915,399        4.06
8.501 to 9.000.......        87           18,766,957        2.94
9.001 to 9.500.......        22            4,843,390        0.76
9.501 to 10.000......         4              810,321        0.13
                       -------------------------------------------------------
      Total:              2,529        $ 637,882,216      100.00%
                          =====        =============      =======

--------------
 (1) The Mortgage Rates listed in the preceding table include lender acquired mortgage insurance premiums. As of the Cut-off Date, the weighted average mortgage rate of the Mortgage Loans was approximately 6.938% per annum. As of the Cut-off Date, the weighted average Mortgage Rate of the Mortgage Loans net of the interest premium charged by the lender was approximately 6.923% per annum.



             Current Principal Balances of the Mortgage Loans (1)
------------------------------------------------------------------------------

                                                        Percent of
                                                         Aggregate
                                                         Principal
                                                          Balance
                                                        Outstanding
                                                          of the
                          Number of      Aggregate       Aggregate
                            Group        Principal         Group
Range of Current           Mortgage       Balance        Mortgage
Principal Balances ($)      Loans       Outstanding        Loans
------------------------------------------------------------------------------
0.01 to 50,000.00....            47    $   2,033,952         0.32%
50,000.01 to 100,000.00         308       23,820,115         3.73
100,000.01 to 150,000.00        478       60,103,834         9.42
150,000.01 to 200,000.00        424       74,197,462        11.63
200,000.01 to 250,000.00        334       74,878,111        11.74
250,000.01 to 300,000.00        253       69,623,906        10.91
300,000.01 to 350,000.00        172       55,931,461         8.77
350,000.01 to 400,000.00        110       41,303,317         6.48
400,000.01 to 450,000.00         89       37,941,436         5.95
450,000.01 to 500,000.00         82       38,934,669         6.10
500,000.01 to 550,000.00         66       34,726,389         5.44
550,000.01 to 600,000.00         53       30,546,017         4.79
600,000.01 to 650,000.00         42       26,586,906         4.17
650,000.01 to 700,000.00         10        6,787,809         1.06
700,000.01 to 750,000.00         13        9,447,050         1.48
750,000.01 to
1,000,000.00.........            35       30,549,089         4.79
1,000,000.01 to
1,500,000.00.........             8       10,459,691         1.64
1,500,000.01 to
2,000,000.00.........             4        7,611,000         1.19
Greater than 2,000,000.01         1        2,400,000         0.38
                             -------------------------------------------------
      Total:                  2,529    $ 637,882,216       100.00%
                              =====    =============       =======

--------------
(1) As of the Cut-off Date, the average principal balance of the Mortgage Loans was approximately $252,227.



            Original Loan-to-Value Ratios of the Mortgage Loans (1)
------------------------------------------------------------------------------

                                                        Percent of
                                                         Aggregate
                                                         Principal
                                                          Balance
                                                        Outstanding
                                                          of the
                          Number of      Aggregate       Aggregate
Range of Original           Group        Principal         Group
  Loan-To-Value            Mortgage       Balance        Mortgage
    Ratio (%)                Loans      Outstanding        Loans
------------------------------------------------------------------------------
  0.01 to 50.00......        88      $  25,766,445           4.04%
50.01 to 55.00.......        29          9,770,001           1.53
55.01 to 60.00.......        60         21,614,655           3.39
60.01 to 65.00.......       120         48,372,920           7.58
65.01 to 70.00.......       217         67,960,942          10.65
70.01 to 75.00.......       229         67,867,602          10.64
75.01 to 80.00.......     1,448        347,455,555          54.47
80.01 to 85.00.......        44          6,829,013           1.07
85.01 to 90.00.......       156         23,919,279           3.75
90.01 to 95.00.......       110         16,289,394           2.55
95.01 to 100.00......        28          2,036,408           0.32
                       -------------------------------------------------------
      Total:              2,529      $ 637,882,216         100.00%
                          =====      =============         =======

--------------
(1) As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the Mortgage Loans was approximately 74.91%.



              Original Term to Maturity of the Mortgage Loans (1)
------------------------------------------------------------------------------

                                                        Percent of
                                                         Aggregate
                                                         Principal
                                                          Balance
                                                        Outstanding
                                                          of the
                          Number of      Aggregate       Aggregate
                            Group        Principal         Group
Original Term to           Mortgage       Balance        Mortgage
Maturity (Months)            Loans      Outstanding        Loans
------------------------------------------------------------------------------
181 to 240.............         3    $     220,072           0.03%
301 to 360.............      2526      637,662,144          99.97
                       -------------------------------------------------------
      Total:              2,529        $ 637,882,216      100.00%
                          =====        =============      =======

--------------
(1) As of the Cut-off Date, the weighted average original stated term to maturity of the Mortgage Loans was approximately 360 months.



         Remaining Terms to Stated Maturity of the Mortgage Loans (1)
------------------------------------------------------------------------------

                                                        Percent of
                                                         Aggregate
                                                         Principal
                                                          Balance
                                                        Outstanding
                                                          of the
                          Number of      Aggregate       Aggregate
                            Group        Principal         Group
Remaining Terms to         Mortgage       Balance        Mortgage
Maturity (months)            Loans      Outstanding        Loans
------------------------------------------------------------------------------
181 to 240.............       3        $     220,072        0.03%
301 to 360.............    2526          637,662,144       99.97
                       -------------------------------------------------------
      Total:              2,529        $ 637,882,216      100.00%
                          =====        =============      =======

--------------
(1) As of the Cut-off Date, the weighted average remaining stated term to maturity of the Mortgage Loans was approximately 357 months.

                 Prepayment Charge Terms of the Mortgage Loans
------------------------------------------------------------------------------

                                                        Percent of
                                                         Aggregate
                                                         Principal
                                                          Balance
                                                        Outstanding
                                                          of the
                          Number of      Aggregate       Aggregate
                            Group        Principal         Group
Prepayment Charge          Mortgage       Balance        Mortgage
  Term (months)              Loans      Outstanding        Loans
------------------------------------------------------------------------------
0....................        977       $257,647,887        40.39%
12...................        257         73,046,158        11.45
24...................         69         16,040,071         2.51
36...................      1,130        263,491,243        41.31
48...................          1            180,000         0.03
60...................         95         27,476,857         4.31
                       -------------------------------------------------------
      Total:               2,529      $ 637,882,216       100.00%
                           =====      =============       =======



                        Geographic Distribution of the
                  Mortgaged Properties for the Mortgage Loans
------------------------------------------------------------------------------

                                                        Percent of
                                                         Aggregate
                                                         Principal
                                                          Balance
                                                        Outstanding
                                                          of the
                          Number of      Aggregate       Aggregate
                            Group        Principal         Group
                           Mortgage       Balance        Mortgage
Geographic Area              Loans      Outstanding        Loans
------------------------------------------------------------------------------
Alabama..............          17      $  2,436,397            0.38%
Alaska...............           1           343,920            0.05
Arizona..............          99        21,536,914            3.38
Arkansas.............           8           812,003            0.13
California...........         448       179,588,011           28.15
Colorado.............          68        16,186,933            2.54
Connecticut..........          29         8,393,813            1.32
Delaware.............           7         1,604,952            0.25
District of Columbia.           7         2,245,646            0.35
Florida..............         314        72,130,175           11.31
Georgia..............          96        15,549,835            2.44
Hawaii...............          10         4,466,000            0.70
Idaho................          22         4,092,224            0.64
Illinois.............          34         6,751,803            1.06
Indiana..............          20         2,113,172            0.33
Iowa.................           1           114,950            0.02
Kansas...............           4           458,949            0.07
Kentucky.............           8           943,015            0.15
Louisiana............           6           768,975            0.12
Maine................           8         1,320,595            0.21
Maryland.............          73        19,355,684            3.03
Massachusetts........          45        14,807,573            2.32
Michigan.............         163        25,686,381            4.03
Minnesota............          30         6,430,435            1.01
Mississippi..........           6           515,824            0.08
Missouri.............          11         1,415,139            0.22
Montana..............           6         1,943,990            0.30
Nebraska.............           3           342,350            0.05
Nevada...............         147        37,961,702            5.95
New Hampshire........          17         4,420,544            0.69
New Jersey...........          50        13,896,986            2.18
New Mexico...........           5           944,650            0.15
New York.............          70        35,218,421            5.52
North Carolina.......          35         5,674,051            0.89
Ohio.................          61         7,944,948            1.25
Oklahoma.............          19         2,140,587            0.34
Oregon...............          39         6,937,657            1.09
Pennsylvania.........          45         8,237,904            1.29
Rhode Island.........          14         3,309,491            0.52
South Carolina.......          27         4,701,636            0.74
South Dakota.........           1           110,175            0.02
Tennessee............          25         3,764,858            0.59
Texas................         130        16,626,782            2.61
Utah.................          38         6,876,166            1.08
Vermont..............           3           545,500            0.09
Virginia.............         147        42,674,969            6.69
Washington...........          80        18,196,322            2.85
West Virginia........          12         2,041,795            0.32
Wisconsin............          16         2,666,638            0.42
Wyoming..............           4           634,775            0.10
                       -------------------------------------------------------
      Total:                2,529     $ 637,882,216          100.00%
                            =====     =============          =======



           Mortgagors' FICO Credit Scores of the Mortgage Loans (1)
------------------------------------------------------------------------------

                                                        Percent of
                                                         Aggregate
                                                         Principal
                                                          Balance
                                                        Outstanding
                                                          of the
                          Number of      Aggregate       Aggregate
                            Group        Principal         Group
Range of FICO              Mortgage       Balance        Mortgage
Credit Scores                Loans      Outstanding        Loans
------------------------------------------------------------------------------
601 - 620............          24      $   6,401,050        1.00%
621 - 640............         281         59,556,529        9.34
641 - 660............         360         76,110,665       11.93
661 - 680............         368         88,040,229       13.80
681 - 700............         398         99,620,769       15.62
701 - 720............         308         81,569,475       12.79
721 - 740............         275         75,333,882       11.81
741 - 760............         216         58,601,389        9.19
761 - 780............         171         52,729,387        8.27
781 - 800............          94         29,099,085        4.56
801 - 820............          32         10,217,406        1.60
Not available........           2            602,350        0.09
                       -------------------------------------------------------
      Total:                2,529      $ 637,882,216       100.00%
                            =====      =============       =======

--------------
(1) As of the Cut-off Date, the weighted average FICO Credit Score of the Mortgage Loans (not including the Mortgage Loans for which the FICO Credit Score is not available) was approximately 702.



              Types of Mortgaged Properties of the Mortgage Loans
------------------------------------------------------------------------------

                                                        Percent of
                                                         Aggregate
                                                         Principal
                                                          Balance
                                                        Outstanding
                                                          of the
                          Number of      Aggregate       Aggregate
                            Group        Principal         Group
                           Mortgage       Balance        Mortgage
Property Type                Loans      Outstanding        Loans
------------------------------------------------------------------------------
Single Family
Residence............       1,571    $ 379,964,973       59.57%
Planned Unit
Development (PUD)....         491      142,839,227       22.39
Two-to Four-Family...         232       66,017,637       10.35
Low Rise Condominium.         198       39,606,624        6.21
High Rise Condominium          15        4,745,194        0.74
Townhouse............          20        3,585,061        0.56
Cooperative..........           2        1,123,500        0.18
                       -------------------------------------------------------
      Total:                2,529    $ 637,882,216       100.00%
                            =====    =============       ======



                         Purpose of the Mortgage Loans
------------------------------------------------------------------------------

                                                        Percent of
                                                         Aggregate
                                                         Principal
                                                          Balance
                                                        Outstanding
                                                          of the
                          Number of      Aggregate       Aggregate
                            Group        Principal         Group
                           Mortgage       Balance        Mortgage
Loan Purpose                 Loans      Outstanding        Loans
------------------------------------------------------------------------------
Purchase.............       1,310      $ 301,418,766        47.25%
Refinance (Cash Out).         941        261,765,924        41.04
Refinance (Rate/Term)         278         74,697,527        11.71
                       -------------------------------------------------------
      Total:                2,529      $ 637,882,216       100.00%
                            =====      =============       ======

                   Occupancy Types of the Mortgage Loans (1)
------------------------------------------------------------------------------

                                                        Percent of
                                                         Aggregate
                                                         Principal
                                                          Balance
                                                        Outstanding
                                                          of the
                          Number of      Aggregate       Aggregate
                            Group        Principal         Group
                           Mortgage       Balance        Mortgage
Occupancy Type               Loans      Outstanding        Loans
------------------------------------------------------------------------------
Primary Home.........       1,739      $ 478,803,205       75.06%
Investment...........         709        136,696,960       21.43
Second Home..........          81         22,382,051        3.51
                       -------------------------------------------------------
      Total:                2,529      $ 637,882,216      100.00%
                            =====      =============      ======

--------------
(1) Based upon representations of the related mortgagors at the time of origination.



                 Documentation Programs of the Mortgage Loans
------------------------------------------------------------------------------

                                                        Percent of
                                                         Aggregate
                                                         Principal
                                                          Balance
                                                        Outstanding
                                                          of the
                          Number of      Aggregate       Aggregate
                            Group        Principal         Group
                           Mortgage       Balance        Mortgage
Type of Program              Loans      Outstanding        Loans
------------------------------------------------------------------------------
Stated Income........       1,022      $ 300,307,146       47.08%
Full/Alternate ......         647        137,575,553       21.57
No Income/No Asset...         609        132,204,539       20.73
No Ratio.............         251         67,794,978       10.63
                       -------------------------------------------------------
      Total:                2,529      $ 637,882,216      100.00%
                            =====      =============      ======



                 Ranges of Loan Age of the Mortgage Loans (1)
------------------------------------------------------------------------------

                                                        Percent of
                                                         Aggregate
                                                         Principal
                                                          Balance
                                                        Outstanding
                                                          of the
                          Number of      Aggregate       Aggregate
                            Group        Principal         Group
Ranges of Loan             Mortgage       Balance        Mortgage
 Age (months)                Loans      Outstanding        Loans
------------------------------------------------------------------------------
0....................         293      $ 80,355,669       12.60%
1 - 5................        2047       529,358,043       82.99
6 - 10...............          85        19,873,734        3.12
11 - 15..............          94         7,672,246        1.20
16 - 20..............          10           622,524        0.10
                       -------------------------------------------------------
      Total:                2,529     $ 637,882,216      100.00%
                            =====     =============      ======

--------------
(1) As of the Cut-off Date, the weighted average loan age of the Mortgage Loans was approximately three months.

                                  Schedule 2

                          PRINCIPAL BALANCE SCHEDULE


           The Principal Balance Schedule has been prepared on the basis of the structuring assumptions and the assumption that the mortgage loans prepay within the approximate constant rate set forth below:


     Principal Balance                                                           Prepayment Assumption
      Schedules Type                          Related Classes                            Rate
--------------------------------   -------------------------------------   -------------------------------
Aggregate Targeted Balance              Class 2-A-5 and Class 2-A-6                    100% PPC


           There is no assurance that the Class Certificate Balances of the classes of certificates listed above will conform on any Distribution Date to their Aggregate Targeted Balance specified for such Distribution Date in the Principal Balance Schedule in this free writing prospectus, or that distribution of principal on such classes of certificates will end on the respective Distribution Dates specified in the Principal Balance Schedule. Because any excess of the amount available for distribution of principal of these classes of certificates for any Distribution Date over the amount necessary to reduce the Class Certificate Balances of such classes of certificates to their Aggregate Targeted Balance is distributed, the ability to so reduce the Class Certificate Balances of such classes of certificates will not be enhanced by the averaging of high and low principal payments on the Group 2 Mortgage Loans as might be the case if any such excess amounts were held for future application and not distributed monthly. In addition, even if prepayments on the Group 2 Mortgage Loans remain within the range or at the constant rate specified above, the amount available for distribution of principal of these classes of certificates on any Distribution Date may be insufficient to reduce such classes of certificates to their Aggregate Targeted Balance if prepayments on the Mortgage Loans do not occur at the Group 2 Prepayment Assumption. Moreover, because of the diverse remaining terms to maturity, these classes of certificates may not be reduced to their Aggregate Targeted Balance even if prepayments occur at the constant rate specified above.


                         Aggregate Targeted                                      Aggregate Targeted
                        Balance for the Class                                   Balance for the Class
Month of                2-A-5 and Class 2-A-6           Month of                2-A-5 and Class 2-A-6
Distribution Date           Certificates                Distribution Date           Certificates
-----------------       ---------------------           -----------------       ---------------------

Initial                      33,246,000.00              April 2008                   22,195,767.95
April 2006                   32,775,058.84              May 2008                     21,792,102.06
May 2006                     32,298,137.89              June 2008                    21,391,231.30
June 2006                    31,824,519.32              July 2008                    20,993,136.33
July 2006                    31,354,180.27              August 2008                  20,597,797.92
August 2006                  30,887,098.03              September 2008               20,205,196.98
September 2006               30,423,250.04              October 2008                 19,815,314.56
October 2006                 29,962,613.91              November 2008                19,428,131.84
November 2006                29,505,167.40              December 2008                19,043,630.12
December 2006                29,050,888.43              January 2009                 18,661,790.84
January 2007                 28,599,755.06              February 2009                18,282,595.55
February 2007                28,151,745.51              March 2009                   17,906,025.96
March 2007                   27,706,838.15              April 2009                   17,532,063.89
April 2007                   27,265,011.50              May 2009                     17,160,691.26
May 2007                     26,826,244.23              June 2009                    16,791,890.17
June 2007                    26,390,515.15              July 2009                    16,425,642.79
July 2007                    25,957,803.22              August 2009                  16,061,931.46
August 2007                  25,528,087.55              September 2009               15,700,738.59
September 2007               25,101,347.40              October 2009                 15,342,046.77
October 2007                 24,677,562.17              November 2009                14,985,838.67
November 2007                24,256,711.38              December 2009                14,632,097.08
December 2007                23,838,774.73              January 2010                 14,280,804.94
January 2008                 23,423,732.03              February 2010                13,931,945.28
February 2008                23,011,563.24              March 2010                   13,585,501.26
March 2008                   22,602,248.47              April 2010                   13,241,456.15
                                                        May 2010                     12,899,793.33




                         Aggregate Targeted
                        Balance for the Class
Month of                2-A-5 and Class 2-A-6
Distribution Date           Certificates
-----------------       ---------------------

June 2010                    12,560,496.33
July 2010                    12,223,548.74
August 2010                  11,888,934.31
September 2010               11,556,636.88
October 2010                 11,226,640.40
November 2010                10,898,928.94
December 2010                10,573,486.69
January 2011                 10,247,571.77
February 2011                 9,923,923.73
March 2011                    9,602,526.89
April 2011                    9,309,526.84
May 2011                      9,018,695.70
June 2011                     8,730,018.20
July 2011                     8,443,479.15
August 2011                   8,159,063.47
September 2011                7,876,756.20
October 2011                  7,596,542.47
November 2011                 7,318,407.52
December 2011                 7,042,336.69
January 2012                  6,768,315.42
February 2012                 6,496,329.25
March 2012                    6,226,363.84
April 2012                    5,978,836.25
May 2012                      5,736,868.03
June 2012                     5,500,349.27
July 2012                     5,269,172.10



                                     S-52



                         Aggregate Targeted                                      Aggregate Targeted
                        Balance for the Class                                   Balance for the Class
Month of                2-A-5 and Class 2-A-6           Month of                2-A-5 and Class 2-A-6
Distribution Date           Certificates                Distribution Date           Certificates
-----------------       ---------------------           -----------------       ---------------------

August 2012                    5,043,230.73             February 2018                    639,319.05
September 2012                 4,822,421.35             March 2018                       626,152.48
October 2012                   4,606,642.13             April 2018                       613,246.35
November 2012                  4,395,793.16             May 2018                         600,595.65
December 2012                  4,189,776.45             June 2018                        588,195.44
January 2013                   3,988,495.85             July 2018                        576,040.88
February 2013                  3,791,857.03             August 2018                      564,127.21
March 2013                     3,599,767.47             September 2018                   552,449.78
April 2013                     3,452,461.97             October 2018                     541,004.03
May 2013                       3,308,778.19             November 2018                    529,785.46
June 2013                      3,168,639.27             December 2018                    518,789.68
July 2013                      3,031,969.88             January 2019                     508,012.39
August 2013                    2,898,696.20             February 2019                    497,449.34
September 2013                 2,768,745.87             March 2019                       487,096.38
October 2013                   2,642,047.97             April 2019                       476,949.46
November 2013                  2,518,533.00             May 2019                         467,004.56
December 2013                  2,398,132.85             June 2019                        457,257.78
January 2014                   2,280,780.76             July 2019                        447,705.27
February 2014                  2,166,411.31             August 2019                      438,343.26
March 2014                     2,054,960.40             September 2019                   429,168.05
April 2014                     1,981,629.98             October 2019                     420,176.03
May 2014                       1,910,178.91             November 2019                    411,363.62
June 2014                      1,840,564.74             December 2019                    402,727.34
July 2014                      1,772,745.90             January 2020                     394,263.76
August 2014                    1,706,681.71             February 2020                    385,969.53
September 2014                 1,642,332.34             March 2020                       377,841.36
October 2014                   1,579,658.84             April 2020                       369,876.01
November 2014                  1,518,623.04             May 2020                         362,070.31
December 2014                  1,459,187.61             June 2020                        354,421.16
January 2015                   1,401,316.01             July 2020                        346,925.50
February 2015                  1,344,972.47             August 2020                      339,580.35
March 2015                     1,290,121.98             September 2020                   332,382.77
April 2015                     1,266,213.11             October 2020                     325,329.88
May 2015                       1,242,746.50             November 2020                    318,418.87
June 2015                      1,219,713.97             December 2020                    311,646.96
July 2015                      1,197,107.51             January 2021                     305,011.44
August 2015                    1,174,919.23             February 2021                    298,434.31
September 2015                 1,153,141.41             March 2021                       291,990.68
October 2015                   1,131,766.48             April 2021                       285,647.17
November 2015                  1,110,786.97             May 2021                         279,426.82
December 2015                  1,090,195.60             June 2021                        273,333.39
January 2016                   1,069,537.30             July 2021                        267,364.40
February 2016                  1,048,143.16             August 2021                      261,517.38
March 2016                     1,027,164.94             September 2021                   255,789.94
April 2016                     1,006,398.51             October 2021                     250,179.71
May 2016                         986,010.53             November 2021                    244,684.39
June 2016                        966,021.98             December 2021                    239,301.71
July 2016                        946,425.20             January 2022                     234,029.45
August 2016                      927,212.67             February 2022                    228,865.43
September 2016                   908,377.01             March 2022                       223,807.50
October 2016                     889,910.97             April 2022                       218,853.58
November 2016                    871,807.46             May 2022                         214,001.60
December 2016                    854,059.51             June 2022                        209,249.55
January 2017                     836,660.27             July 2022                        204,595.45
February 2017                    819,603.05             August 2022                      200,037.36
March 2017                       802,881.27             September 2022                   195,573.37
April 2017                       786,488.46             October 2022                     191,201.64
May 2017                         770,418.31             November 2022                    186,920.31
June 2017                        754,664.59             December 2022                    182,727.61
July 2017                        739,221.21             January 2023                     178,621.77
August 2017                      724,082.20             February 2023                    174,601.07
September 2017                   709,241.69             March 2023                       170,663.81
October 2017                     694,693.92             April 2023                       166,808.33
November 2017                    680,433.26             May 2023                         163,033.02
December 2017                    666,454.17             June 2023                        159,336.27
January 2018                     652,751.20             July 2023                        155,716.52




                         Aggregate Targeted
                        Balance for the Class
Month of                2-A-5 and Class 2-A-6
Distribution Date           Certificates
-----------------       ---------------------

August 2023                      152,172.23
September 2023                   148,701.90
October 2023                     145,304.06
November 2023                    141,977.27
December 2023                    138,720.09
January 2024                     135,531.14
February 2024                    132,409.06
March 2024                       129,352.51
April 2024                       126,360.18
May 2024                         123,430.78
June 2024                        120,563.05
July 2024                        117,755.76
August 2024                      115,007.70
September 2024                   112,317.67
October 2024                     109,684.51
November 2024                    107,107.07
December 2024                    104,584.25
January 2025                     102,114.93
February 2025                     99,698.05
March 2025                        97,332.54
April 2025                        95,017.37
May 2025                          92,751.53
June 2025                         90,534.01
July 2025                         88,363.86
August 2025                       86,240.10
September 2025                    84,161.79
October 2025                      82,128.03
November 2025                     80,137.91
December 2025                     78,190.54
January 2026                      76,285.06
February 2026                     74,420.61
March 2026                        72,596.37
April 2026                        70,811.52
May 2026                          69,065.26
June 2026                         67,356.80
July 2026                         65,685.37
August 2026                       64,050.22
September 2026                    62,450.61
October 2026                      60,885.82
November 2026                     59,355.13
December 2026                     57,857.84
January 2027                      56,393.28
February 2027                     54,960.77
March 2027                        53,559.66
April 2027                        52,189.31
May 2027                          50,849.08
June 2027                         49,538.36
July 2027                         48,256.53
August 2027                       47,003.01
September 2027                    45,777.22
October 2027                      44,578.57
November 2027                     43,406.52
December 2027                     42,260.52
January 2028                      41,140.02
February 2028                     40,044.50
March 2028                        38,973.44
April 2028                        37,926.35
May 2028                          36,902.71
June 2028                         35,902.05
July 2028                         34,923.88
August 2028                       33,967.75
September 2028                    33,033.19
October 2028                      32,119.76
November 2028                     31,227.01
December 2028                     30,354.51
January 2029                      29,501.85



                                     S-53



                         Aggregate Targeted                                      Aggregate Targeted
                        Balance for the Class                                   Balance for the Class
Month of                2-A-5 and Class 2-A-6           Month of                2-A-5 and Class 2-A-6
Distribution Date           Certificates                Distribution Date           Certificates
-----------------       ---------------------           -----------------       ---------------------

February 2029                     28,668.60             May 2031                          12,202.75
March 2029                        27,854.36             June 2031                         11,774.61
April 2029                        27,058.74             July 2031                         11,356.90
May 2029                          26,281.34             August 2031                       10,949.40
June 2029                         25,521.78             September 2031                    10,551.87
July 2029                         24,779.69             October 2031                      10,164.11
August 2029                       24,054.70             November 2031                      9,785.91
September 2029                    23,346.45             December 2031                      9,417.05
October 2029                      22,654.59             January 2032                       9,057.33
November 2029                     21,978.78             February 2032                      8,706.57
December 2029                     21,318.66             March 2032                         8,364.55
January 2030                      20,673.93             April 2032                         8,031.09
February 2030                     20,044.24             May 2032                           7,706.00
March 2030                        19,429.28             June 2032                          7,389.11
April 2030                        18,828.74             July 2032                          7,080.22
May 2030                          18,242.31             August 2032                        6,779.17
June 2030                         17,669.70             September 2032                     6,485.77
July 2030                         17,110.60             October 2032                       6,199.88
August 2030                       16,564.74             November 2032                      5,921.31
September 2030                    16,031.83             December 2032                      5,649.91
October 2030                      15,511.59             January 2033                       5,385.51
November 2030                     15,003.75             February 2033                      5,127.97
December 2030                     14,508.06             March 2033                         4,877.13
January 2031                      14,024.24             April 2033                         4,632.85
February 2031                     13,552.05             May 2033                           4,394.97
March 2031                        13,091.23             June 2033                          4,163.35
April 2031                        12,641.55             July 2033                          3,937.86





                         Aggregate Targeted
                        Balance for the Class
Month of                2-A-5 and Class 2-A-6
Distribution Date           Certificates
-----------------       ---------------------

August 2033                         3,718.35
September 2033                      3,504.70
October 2033                        3,296.77
November 2033                       3,094.44
December 2033                       2,897.57
January 2034                        2,706.04
February 2034                       2,519.74
March 2034                          2,338.54
April 2034                          2,162.34
May 2034                            1,991.01
June 2034                           1,824.44
July 2034                           1,662.53
August 2034                         1,505.18
September 2034                      1,352.26
October 2034                        1,203.70
November 2034                       1,059.37
December 2034                         919.19
January 2035                          783.07
February 2035                         650.90
March 2035                            522.60
April 2035                            398.07
May 2035                              277.23
June 2035                             159.99
July 2035                              46.27
August 2035                             0.00


                                  Schedule 3

                      YIELD MAINTENANCE NOTIONAL BALANCE



                                Yield                                                 Yield
                             Maintenance                                           Maintenance
                           Notional Balance                                      Notional Balance
                            of Class 2-A-1                                        of Class 2-A-1
  Distribution Date        Certificates ($)             Distribution Date        Certificates ($)
  -----------------        ----------------             -----------------        ----------------

  April 2006                 30,000,000.00              October 2008                9,904,653.20
  May 2006                   29,673,929.98              November 2008               9,367,797.32
  June 2006                  29,273,670.14              December 2008               8,844,600.10
  July 2006                  28,808,516.27              January 2009                8,334,837.53
  August 2006                28,279,703.69              February 2009               7,838,289.24
  September 2006             27,688,637.39              March 2009                  7,354,738.51
  October 2006               27,036,889.08              April 2009                  6,883,972.15
  November 2006              26,326,193.47              May 2009                    6,425,780.48
  December 2006              25,558,443.88              June 2009                   5,979,957.26
  January 2007               24,735,687.06              July 2009                   5,546,299.61
  February 2007              23,876,681.95              August 2009                 5,124,608.02
  March 2007                 23,025,685.79              September 2009              4,714,686.21
  April 2007                 22,182,760.93              October 2009                4,316,341.15
  May 2007                   21,357,163.87              November 2009               3,929,382.95
  June 2007                  20,549,961.30              December 2009               3,553,624.85
  July 2007                  19,760,851.49              January 2010                3,188,883.16
  August 2007                18,989,537.72              February 2010               2,834,977.18
  September 2007             18,235,728.09              March 2010                  2,491,729.20
  October 2007               17,499,135.50              April 2010                  2,158,964.41
  November 2007              16,779,477.58              May 2010                    1,836,510.86
  December 2007              16,076,476.56              June 2010                   1,524,199.43
  January 2008               15,389,859.25              July 2010                   1,221,863.79
  February 2008              14,719,356.92              August 2010                   929,340.30
  March 2008                 14,064,705.27              September 2010                646,468.04
  April 2008                 13,425,644.32              October 2010                  373,088.70
  May 2008                   12,801,918.36              November 2010                 109,046.60
  June 2008                  12,193,275.87              December 2010 and                   0
  July 2008                  11,599,469.45              thereafter
  August 2008                11,020,255.77
  September 2008             10,455,395.50




                                     S-55